                         DEBENTURE PURCHASE AGREEMENT


                                    Between


                          SIRROM CAPITAL CORPORATION,
                             d/b/a TANDEM CAPITAL

                       ARGOSY INVESTMENT PARTNERS, L.P.,
                                 AS PURCHASERS


                                      And


                             BERGER HOLDINGS, LTD.









                             December 17, 1997

                               Table of Contents

ARTICLE I - SALE AND PURCHASE OF DEBENTURES; ISSUANCE OF WARRANTS............1
   Section 1.1 Debentures....................................................1
   Section 1.2 Warrants; Registration Rights Agreement.......................1
   Section 1.3 Commitment; Closing Date......................................2
   Section 1.4 Closing Fee...................................................2
ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................2
   Section 2.1 Corporate Status..............................................2
   Section 2.2 Capitalization................................................3
   Section 2.3 Authorization; Absence of Conflicts...........................4
   Section 2.4 Validity and Binding Effect...................................4
   Section 2.5 Financial Statements..........................................4
   Section 2.6 SEC Reports...................................................5
   Section 2.7 Absence of Changes............................................5
   Section 2.8 No Defaults...................................................6
   Section 2.9 Compliance With Law...........................................6
   Section 2.10 Litigation...................................................6
   Section 2.11 Taxes........................................................6
   Section 2.12 Certain Transactions.........................................6
   Section 2.13 Title to Property............................................7
   Section 2.14 Intellectual Property........................................7
   Section 2.15 Debt.........................................................8
   Section 2.16 Material Contracts...........................................8
   Section 2.17 Environmental Matters........................................8
   Section 2.18 Accounting Matters...........................................9
   Section 2.19 Distributions to Company.....................................9
   Section 2.20 Prior Sales.................................................10
   Section 2.21 Regulatory Compliance.......................................10
   Section 2.22 Margin Regulations..........................................10
   Section 2.23 Limited Offering............................................10
   Section 2.24 Registration Rights.........................................10
   Section 2.25 Insurance...................................................11
   Section 2.26 Governmental Consents.......................................11
   Section 2.27 Employees...................................................11
   Section 2.28 ERISA.......................................................11
   Section 2.29 Fees/Commissions............................................12
   Section 2.30 Small Business Concern......................................12
   Section 2.31 Proposed Acquisition........................................12
   Section 2.32 Disclosure..................................................12
   Section 2.33 Survival....................................................12
ARTICLE III - REPRESENTATIONS  AND WARRANTIES OF PURCHASER..................13
   Section 3.1 Corporate Status Residence...................................13
   Section 3.2 Authorization................................................13
   Section 3.3 Validity and Binding Effect..................................13

   Section 3.4 Accredited Investor; Investment Intent.......................13
   Section 3.5 Survival.....................................................14
ARTICLE IV - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER...........14
   Section 4.1 Representations and Warranties...............................14
   Section 4.2 Officer's Certificate........................................14
   Section 4.3 Satisfactory Proceedings; Secretary's Certificate............14
   Section 4.4 Legal Opinion................................................14
   Section 4.5 Authorization Agreement......................................15
   Section 4.6 The Company's Existence and Authority........................15
   Section 4.7 Delivery of Operative Documents..............................15
   Section 4.8 Acquisition Transaction......................................15
   Section 4.9 Warrant Valuation Letter.....................................15
   Section 4.10 Preferred Stock.............................................15
   Section 4.11 Senior Credit Agreement; Intercreditor Agreement............16
   Section 4.12 SBA Forms...................................................16
   Section 4.13 Required Consents...........................................16
   Section 4.14 Expenses....................................................16
   Section 4.15 Waiver of Conditions........................................16
ARTICLE V - COVENANTS OF COMPANY............................................17
   Section 5.1 Use of Proceeds; Certain Prohibited Activities...............17
   Section 5.2 Payment of Debentures........................................17
   Section 5.3 Optional Redemptions of Debentures; Procedures...............17
   Section 5.4 Corporate Existence, Etc.....................................18
   Section 5.5 Maintenance, Etc.............................................18
   Section 5.6 Nature of Business...........................................18
   Section 5.7 Insurance....................................................18
   Section 5.8 Taxes, Claims for Labor and Materials........................18
   Section 5.9 Compliance with Laws, Agreements, etc........................19
   Section 5.10 ERISA Matters...............................................19
   Section 5.11 Books and Records; Rights of Inspection.....................19
   Section 5.12 Reports.....................................................20
   Section 5.13 Limitations on Debt and Obligations.........................21
   Section 5.14 Guaranties..................................................22
   Section 5.15 Limitation on Liens.........................................22
   Section 5.16 Restricted Payments.........................................23
   Section 5.17 Investments.................................................23
   Section 5.18 Mergers, Consolidations and Sales of Assets.................24
   Section 5.19 Transactions with Affiliates................................25
   Section 5.20 Notice......................................................25
   Section 5.21 Annual Plan.................................................26
   Section 5.22 Board of Directors; Observer Rights.........................26
   Section 5.23 Key Executives..............................................27
   Section 5.24 Further Assurances..........................................27
ARTICLE VI - SUBORDINATION OF DEBENTURES....................................27
   Section 6.1 Subordination................................................27
   Section 6.2 Liquidation,  etc............................................27

   Section 6.3 Senior Indebtedness Default..................................28
   Section 6.4 Subrogation..................................................28
   Section 6.5 Company's Obligations Not Impaired...........................29
ARTICLE VII - RESTRICTIONS ON TRANSFER......................................29
   Section 7.1 Legends; Restrictions on Transfer............................29
   Section 7.2 Notice of Intention to Transfer; Opinions of Counsel.........29
ARTICLE VIII - EVENTS OF DEFAULT; REMEDIES..................................30
   Section 8.1 Events of Default............................................30
   Section 8.2 Acceleration of Maturities...................................31
ARTICLE IX - AMENDMENTS, WAIVERS AND CONSENTS...............................32
   Section 9.1 Consent Required.............................................32
   Section 9.2 Solicitation of Debenture Holders............................32
   Section 9.3 Effect of Amendment or Waiver................................32
ARTICLE X - INTERPRETATION OF AGREEMENT; DEFINITIONS........................32
   Section 10.1 Definitions.................................................32
   Section 10.2 Accounting Principles.......................................35
ARTICLE XI - MISCELLANEOUS..................................................35
   Section 11.1 Expenses, Stamp Tax Indemnity...............................35
   Section 11.2 Powers and Rights Not Waived; Remedies Cumulative...........36
   Section 11.3 Notices.....................................................36
   Section 11.4 Successors and Assigns......................................37
   Section 11.5 Survival of Covenants and Representations...................38
   Section 11.6 Severability................................................38
   Section 11.7 Governing Law...............................................38
   Section 11.8 Captions; Counterparts......................................38
   Section 11.9 Entire Agreement............................................38

                         DEBENTURE PURCHASE AGREEMENT


         This DEBENTURE PURCHASE AGREEMENT (the "Agreement") entered into the 17th day of December, 1997, is by and between SIRROM CAPITAL CORPORATION d/b/a TANDEM CAPITAL, a Tennessee corporation, ("Tandem"), and ARGOSY INVESTMENT PARTNERS, L.P., a Pennsylvania limited partnership ("Argosy"), (each of Tandem and Argosy being referred to as, individually, a "Purchaser" and collectively, the "Purchasers"), and BERGER HOLDINGS, LTD., a Pennsylvania corporation (the "Company").


                                  WITNESSETH:

         WHEREAS, the Company desires to obtain additional capital for use in connection with its business through the issue and sale of certain obligations, and the Purchasers, severally, are willing to purchase such obligations from the Company, on the terms and conditions set forth herein.

         NOW, THEREFORE, in mutual consideration of the premises and the respective representations, warranties, covenants and agreements contained herein, the parties agree as follows:


       ARTICLE I - SALE AND PURCHASE OF DEBENTURES; ISSUANCE OF WARRANTS

Section 1.1       Debentures.

         (a) The Company has authorized the issue and sale of Two Million Five Hundred Thousand and no/100ths Dollars ($2,500,000.00) aggregate principal amount of its 12.25% Subordinated Debentures due on the fifth anniversary of the date of issue (the "Debentures"), to be dated the date of issue and to bear interest from such date at the rate of 12.25% per annum, subject to increase upon the failure to occur of certain events described therein. Interest is payable quarterly by automatic debit on the first day of each February, May, August and November in each year (commencing February 1, 1998) and at maturity, to mature on the fifth anniversary of the date of issuance, to bear such other terms and to be substantially in the form attached hereto as Exhibit A-1. Interest on the Debentures shall be computed on the basis of a 360-day year of twelve 30-day months. The Debentures may be redeemed or repaid at the option of the Company, subject to the restrictions in Section 5.3 of this Agreement. The term "Debentures" as used herein shall include each Debenture delivered pursuant to this Agreement. The terms which are capitalized herein shall have the meanings set forth in Section 10 hereof unless the context shall otherwise require.

Section 1.2       Warrants; Registration Rights Agreement.

         (a) Simultaneously with the purchase and sale of the Debentures, the Company shall grant, issue, and deliver to Tandem its Stock Purchase Warrant for the purchase of 240,000 shares of Common Stock of the Company and to Argosy its Stock Purchase Warrant for the purchase of 60,000 shares of Common Stock of the Company, in each case with an exercise price of $4.25 per share, dated the Closing Date (as defined in Section 1.3 below) and substantially in the form attached hereto as Exhibit A-2 (the "Warrants") and an accompanying Registration Rights Agreement, dated the Closing Date, by and among the Company, Tandem, and Argosy, and substantially in the form attached hereto as Exhibit A-3 (the "Registration Rights Agreement").

Section 1.3       Commitment; Closing Date.

         Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, (i) the Company agrees to issue and sell to Tandem, and Tandem agrees to purchase from the Company, Debentures in the aggregate principal amount of $2,000,000, and (ii) the Company agrees to issue and sell to Argosy, and Argosy agrees to purchase from the Company, Debentures in the aggregate principal amount of $500,000, in each case at a price of 100% of the principal amount thereof.

         Delivery of the Debentures will be made at the offices of Sherrard & Roe, PLC, 424 Church Street, Suite 2000, Nashville, Tennessee 37219, against payment therefor by federal funds wire transfer in immediately available funds and to the accounts and in the amounts in accordance with the Company's wire instructions set forth on Exhibit B hereto, at 10:00 A.M., Nashville time, on January 2, 1998, or such other date, but no later than January 30, 1998, as the Company shall determine, upon two (2) business days prior notice to Purchasers (the "Closing Date"). The Debentures delivered to Purchasers on the Closing Date will be delivered to Purchasers in the form of a single Debenture as to each Purchaser for the full amount of such purchase (unless different denominations are specified by Purchaser), registered in the respective Purchaser's name or in the name of such nominee as each Purchaser may specify and, with appropriate insertions, in the form attached hereto as Exhibit A-1, all as each Purchaser may specify at least 24 hours prior to the date fixed for delivery.

Section 1.4       Closing Fee.

         The Company agrees to pay on or before the Closing Date a closing fee
(a) to Tandem, in an amount equal to $45,000, and (b) to Argosy, in an amount equal to $11,250; provided that if no closing occurs hereunder, no such fee shall be payable by the Company.

          ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Purchaser as follows:

Section 2.1       Corporate Status.

         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement, the Debentures, the Warrants, the Registration Rights Agreement, and any other document executed and delivered by the Company in connection herewith or therewith (collectively, the "Operative Documents"). The Company is qualified to do business and is in good standing in each state or other jurisdiction in which such qualification is necessary under applicable provisions of law, except where the failure to so qualify would not have a Materially Adverse Effect on the financial condition or results of operations of the Company. The states or other jurisdictions in which the Company is so qualified are set forth on
Schedule 2.1(a) hereto.

         (b) Schedule 2.1(b) sets forth a complete list of each corporation, partnership, joint venture, limited liability company or other business organization in which the Company owns, directly or indirectly, any capital stock or other equity interest (the "Subsidiary" or, collectively, the "Subsidiaries"), or with respect to which the Company or any Subsidiary, alone or in combination with others, is in a control position, which list shows the jurisdiction of incorporation or other organization and the percentage of stock or other equity interest of each Subsidiary owned by the Company. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of incorporation or other organization as indicated on Schedule 2.1(b), each has all requisite power and authority and holds all material licenses, permits and other required authorizations from government authorities necessary to own its properties and assets and to conduct its business as it is now being conducted, and is qualified to do business as a foreign corporation (or business organization) and is in good standing in every jurisdiction in which such qualification is necessary under applicable provisions of law, except where the failure to so qualify would not have a Materially Adverse Effect on the financial condition or results of operations of the Company. All of the outstanding shares of capital stock, or other equity interest, of each Subsidiary owned, directly or indirectly, by the Company have been validly issued, are fully paid and nonassessable, and are owned by the Company free and clear of all liens, charges, security interests or encumbrances.

         (c) Schedule 2.1(c) sets forth a complete list of "affiliates" (as that term is defined in Title 13, United States Code of Federal Regulations,
Section 121.103) (the "SBA Affiliates"), with a brief statement describing the basis of each affiliation.

Section 2.2       Capitalization.

         (a) The authorized capital stock of the Company consists of (i) 20,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of which 5,198,992 shares are issued and outstanding, and (ii) 5,000,000 shares of preferred stock, with rights and preferences to be fixed by the Board of Directors in accordance with the corporate laws of the Commonwealth of Pennsylvania and the Company's Articles of Incorporation, as amended, none of which is issued and outstanding. All shares of Common Stock outstanding have been validly issued and are fully paid and nonassessable. Except as listed on Schedule 2.2(a), there are no statutory or contractual pre-emptive rights, rights of first refusal, antidilution rights or any similar rights held by any party with respect to the issuance of the Debentures or the Warrants.

         (b) The Company has not granted, or agreed to grant or issue, any options, warrants or rights to purchase or acquire from the Company any shares of capital stock of the Company, there are no securities outstanding or committed to be issued by the Company or any Subsidiary which are convertible into or exchangeable for any shares of capital stock or other securities of the Company, and there are no contracts, commitments, agreements, understandings, arrangements or restrictions as to which the Company is a party, or by which it is bound, relating to any shares of capital stock or other securities of the Company, whether or not outstanding except for (i) the Warrants to be issued pursuant to this Agreement, (ii) such options, warrants and other rights to acquire capital stock of the Company, together with relevant exercise prices and dates, set forth on Schedule 2.2(b), (iii) the 40,000 shares of Series A Convertible Preferred Stock (the "Preferred Stock") to be issued pursuant to the Preferred Stock Purchase Agreement between the Company, Tandem, and Argosy, dated as of the date hereof (the "Preferred Stock Purchase Agreement"), and (iv) the conversion privileges of the holders of the Preferred Stock to be issued pursuant to the Preferred Stock Purchase Agreement. Except as set forth on Schedule 2.2(b), all such shares have been duly reserved for issuance, have been duly and validly authorized and upon issuance in accordance with the terms of the respective instruments, will be validly issued, fully paid and nonassessable.

Section 2.3       Authorization; Absence of Conflicts.

         The Company has full legal right, power and authority to enter into and perform its obligations under this Agreement and any of the other Operative Documents without the consent or approval of any other person, firm, governmental agency or other legal entity, except as set forth on Schedule 2.3, each of which will be obtained prior to Closing. The execution and delivery of this Agreement, the issuance of the Debentures and Warrants hereunder, the execution and delivery of each other document in connection herewith or therewith to which the Company is a party, and the performance by the Company of its obligations hereunder and/or thereunder are within the corporate powers of the Company and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with (a) the Articles of Incorporation or Bylaws of the Company, as amended, (b) any material agreement to which the Company or any of its Subsidiaries is a party or by which any of them or their properties is bound, or constitute a default thereunder, or result in the creation or imposition of any lien, charge, security interest, or encumbrance of any nature upon any of the property or assets of the Company or any of its Subsidiaries pursuant to the terms of any such agreement or instrument, or (c) violate any provision of law or any applicable judgment, ordinance, regulation or order of any court or governmental agency. The officer(s) executing this Agreement, the Debentures, the Operative Documents, and any other document executed and delivered by Purchaser in connection herewith or therewith, is duly authorized to act on behalf of the Company.

Section 2.4       Validity and Binding Effect.

         Each of the Operative Documents is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the effect of bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity.

Section 2.5       Financial Statements.

         The consolidated financial statements of the Company and its Subsidiaries for the fiscal years ended December 31, 1994, December 31, 1995, and December 31, 1996, and the unaudited consolidated financial statements as of and for the nine (9) months ended September 30, 1997, and the related notes, copies of which the Company previously has delivered to Purchasers, fairly present the financial position, results of operations, cash flows and changes in stockholders' equity of the Company and its consolidated Subsidiaries, at the respective dates of and for the periods to which they apply in such financial statements and have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods indicated, subject, in the case of interim financial statements, to year-end adjustments (the effect of which will not, individually or in the aggregate, have a Materially Adverse Effect). No financial statements of any other person(s) are required by GAAP to be included in the consolidated financial statements of the Company.

Section 2.6       SEC Reports.

         The Company's Common Stock is listed on the NASDAQ Small Cap Market and has been duly registered with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Since January 1, 1994, the Company has timely filed all reports, registrations, proxy or information statements and all other documents, together with any amendments required to be made thereto, required to be filed with the SEC under the Securities Act and the Exchange Act (collectively, the "SEC Reports"). The Company previously has furnished to Purchasers true copies of all the SEC Reports, together with all exhibits thereto that a Purchaser has requested, and the Company's annual report to stockholders for the year ended December 31, 1996, which annual report meets the requirements of Rule 14a-3 or 14e-3 under the Exchange Act (the "Annual Report"). The financial statements contained in the SEC Reports fairly presented (or will fairly present, as the case may be) the financial position of the Company as of the dates mentioned and the results of operations, changes in stockholders' equity and changes in financial position or cash flows for the periods then ended in conformity with GAAP applied on a consistent basis throughout the periods involved. As of their respective dates, the SEC Reports complied (or will comply, as the case may be) in all material respects with all rules and regulations promulgated by the SEC and did not (or will not, as the case may be) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 2.7       Absence of Changes.

         Except as set forth on Schedule 2.7, since September 30, 1997, (i) neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company or any of its Subsidiaries, (ii) neither the Company nor any of its Subsidiaries has purchased any of its outstanding capital stock or declared, or paid any dividend or other distribution or payment in respect of its capital stock,
(iii) there has not been any change in the authorized or issued capital stock, long-term debt or short-term debt of the Company, and (iv) there has not been any Materially Adverse Effect in or affecting the business, operations, properties, prospects, assets, or condition (financial or otherwise) of the Company or any Subsidiary, and no event has occurred or circumstance exists that may result in such a Materially Adverse Effect.

Section 2.8       No Defaults.

         Except as set forth on Schedule 2.8 and except where a default or event of default does not and would not constitute a Materially Adverse Effect, to the Company's knowledge, no default or event of default by the Company or any Subsidiary exists under this Agreement or under any instrument or agreement to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or its respective properties may be bound or, to the knowledge of the Company, affected, and no event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default thereunder.

Section 2.9       Compliance With Law.

         The Company and its Subsidiaries are in compliance with all federal, state and local laws, regulations, decrees and orders applicable to them (including but not limited to occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition) to the extent that noncompliance, in the aggregate, cannot reasonably be expected to cause a Materially Adverse Effect.

Section 2.10      Litigation.

         Except as set forth on Schedule 2.10, there is no litigation, arbitration, claim, proceeding or investigation pending or threatened in writing in which the Company or any Subsidiary is a party or to which any of its respective properties or assets is the subject which, if determined adversely to the Company or such Subsidiary, would individually or in the aggregate have a Materially Adverse Effect.

Section 2.11      Taxes.

         Except as set forth on Schedule 2.11, the Company and its Subsidiaries have filed or caused to be filed all federal, state and local income, excise and franchise tax returns required to be filed (except for returns that have been appropriately extended), and have paid, or provided for the payment of, all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved), and the Company does not know of any proposed assessment for additional taxes or any basis therefor. No tax liens have been filed against the Company, or its Subsidiaries or any of their properties. The Company's federal income tax liability has been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended December 31, 1992, or closed by applicable statutes of limitation.

Section 2.12      Certain Transactions.

         Except as set forth on Schedule 2.12(i) and except as to indebtedness incurred in the ordinary course of business and approved by the Board of Directors of the Company, neither the Company nor any Subsidiary is indebted, directly or indirectly, to any of its officers or directors, or to their respective spouses or children, in excess of an aggregate amount of $60,000, and none of the officers or directors or any members of their immediate families are indebted to the Company or any Subsidiary in excess of an aggregate amount of $60,000 or have any direct or indirect ownership interest in any firm or corporation with which the Company or any Subsidiary is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company or any Subsidiary, except that officers and/or directors of the Company may own no more than 4.9% of the outstanding stock of any publicly traded company which competes directly with the Company. Except as set forth on Schedule 2.12(ii), no officer or director of the Company or any Subsidiary or any member of their immediate families is, directly or indirectly, interested in any material contract with the Company or any Subsidiary. Except as set forth on Schedule 2.12(iii), neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

Section 2.13      Title to Property.

         The Company and each Subsidiary has good and marketable title to all real and personal property owned by it, free and clear of all liens, security interests, pledges, encumbrances, equities claims and restrictions of every kind and nature whatsoever, except as disclosed on Schedule 2.13 and except for such liens, security interests, pledges, encumbrances, equities, claims and restrictions which are not in the aggregate material to the business, operations or financial condition of the Company and its Subsidiaries taken as a whole. Any real property and buildings held under lease by the Company or any Subsidiary are held under valid existing and enforceable leases, and no default has occurred or is continuing thereunder might result in any Materially Adverse Effect, and the Company and each Subsidiary enjoys peaceful and undisturbed possession under all such leases, except as disclosed on
Schedule 2.13 or which are not material and do not interfere with the use to be made of such buildings or property by the Company.

Section 2.14      Intellectual Property.

         Except as set forth in Schedule 2.14, the Company is the lawful owner or has a valid right to use the Proprietary Information in its business free and clear of any claim, right, trademark, patent or copyright protection of any third party. The Company has good and marketable title to or has a valid right to use all patents, trademarks, trade names, service marks, copyrights or other intangible property rights, and registrations or applications for registration thereof, owned by the Company or any Subsidiary or used or required by the Company or any Subsidiary in the operation of its business as presently being conducted, which are listed on Schedule 2.14(b)(i), except as set forth on Schedule 2.14(b)(ii). The Company has no knowledge of any infringements or conflict with asserted rights of others with respect to copyrights, patents, trademarks, service marks, trade names, trade secrets or other intangible property rights or know-how which would individually or in the aggregate have a Materially Adverse Effect. To the Company's knowledge, no products or processes of the Company infringe or conflict with any rights of patent or copyright, or any discovery, invention, product or process, that is the subject of a patent or copyright application or registration known to the Company. The Company follows such procedures as the Company deems necessary or appropriate to provide reasonable protection of the Company's trade secrets and proprietary rights in intellectual property of all kinds. To the knowledge of the Company, no person employed by or affiliated with the

Company has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the knowledge of the Company, no person employed by or affiliated with the Company has violated any confidential relationship that such person may have had with any third person, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Company.

Section 2.15      Debt.

         Schedule 2.15(i) sets forth (i) a complete and correct list of all loans, credit agreements, indentures, purchase agreements, promissory notes and other evidences of indebtedness, Guaranties, capital leases and other instruments, agreements and arrangements presently in effect providing for or relating to extensions of credit (including agreements and arrangements for the issuance of letters of credit or for acceptance financing) in respect of which the Company, any Subsidiary or any of their properties is in any manner directly or contingently obligated; (ii) a correct statement of the maximum principal or face amounts of the credit in question that are outstanding and that can be outstanding; and (iii) a correct statement of all liens, pledges or security interests of any nature given or agreed to be given as security therefor or in connection therewith. Consummation of the transactions hereby contemplated and the performance of the obligations of the Company under the Operative Documents will not result in any breach of, or constitute a default under, or require the consent of any person under, any loan, credit agreement, indenture, purchase agreement, promissory note or other evidences of indebtedness, Guaranty, capital lease or other instrument, agreement or arrangement set forth on Schedule 2.15(i), except as set forth on Schedule 2.15(ii).

Section 2.16      Material Contracts.

         Schedule 2.16(i) sets forth a complete and correct list of (a) all contracts, agreements and other documents outside of the ordinary course of business pursuant to which the Company or any Subsidiary either (i) receives revenues or (ii) makes payment to any third Person(s), in excess of $100,000 per fiscal year, and (b) contracts or other agreements required to be filed by the Company with the SEC as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (each instrument identified in Schedule 2.16 individually being an "Applicable Contract" and collectively the "Applicable Contracts"). Each Applicable Contract is in full force and effect as of the date hereof and the Company knows of no reason why such Applicable Contracts would not remain in full force and effect pursuant to the terms thereof. Consummation of the transactions hereby contemplated and the performance of the obligations of the Company under the Operative Documents will not result in any breach of, or constitute a default under, or require the consent of any person under, any Applicable Contract set forth on Schedule 2.16(i), except as set forth on Schedule 2.16(ii).

Section 2.17      Environmental Matters.

         The Company and each of its Subsidiaries have duly complied in all material respects with, and its business, operations, assets, equipment, property, leaseholds or other facilities of each are in compliance in all material respects with, the provisions of all federal, state and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder. Except where not reasonably likely to result in a Materially Adverse Effect, the Company and each of its Subsidiaries have been issued and will maintain all required federal, state and local permits, licenses, certificates and approvals relating to (i) air emissions; (ii) discharges to surface water or groundwater; (iii) noise emissions; (iv) solid or liquid waste disposal; (v) the use, generation, storage, transportation or disposal of toxic or hazardous substances or wastes (which shall include any and all such materials listed in any federal, state or local law, code or ordinance and all rules and regulations promulgated thereunder as hazardous or potentially hazardous); or
(vi) other environmental, health or safety matters. Neither the Company nor any Subsidiary has received notice of, or knows of, or suspects facts which might constitute any material violations of any federal, state or local environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder with respect to its businesses, operations, assets, equipment, property, leaseholds, or other facilities. Except in accordance with a valid governmental permit, license, certificate or approval, there has been no emission, spill, release or discharge into or upon (a) the air; (b) soils, or any improvements located thereon; (c) surface water or groundwater; or (d) the sewer, septic system or waste treatment, storage or disposal system servicing the premises, of any toxic or hazardous substances or wastes at or from the premises owned or occupied by the Company or its Subsidiaries. To the Company's knowledge, there has been no complaint, order, directive, claim, citation or notice by any governmental authority or any person or entity with respect to (I) air emissions; (II) spills, releases or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing the premises; (III) noise emissions; (IV) solid or liquid waste disposal; (V) the use, generation, storage, transportation or disposal of toxic or hazardous substances or waste; or (VI) other environmental, health or safety matters affecting the Company or any of its Subsidiaries or their respective businesses, operations, assets, equipment, property, leaseholds or other facilities. Neither the Company nor any Subsidiary has any material indebtedness, obligation or liability (absolute or contingent, matured or not matured), with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup or disposal).

Section 2.18      Accounting Matters.

         The books of account, minute books, stock record books and other records of the Company and its Subsidiaries are complete and correct in all material respects, have been maintained in accordance with sound business practices and accurately and fairly reflect the transactions and dispositions of the assets of the Company. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for the assets of the Company and each of its Subsidiaries; (iii) access to the assets of the Company and each of its Subsidiaries is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets of the Company and each of its Subsidiaries are compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

Section 2.19      Distributions to Company.

         No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company.

Section 2.20      Prior Sales.

          All offers and sales by the Company of its capital stock since January 1, 1994, were at all relevant times (i) exempt from the registration requirements of the Securities Act or were duly registered under the Securities Act, and (ii) were duly registered or were the subject of an available exemption from the registration requirements of all applicable state securities or Blue Sky laws.

Section 2.21      Regulatory Compliance.

         The conduct of the business and the ownership of the assets of the Company and its Subsidiaries does not require any license, permit, approval, waiver or other authorization of any federal, state or local governmental or regulatory body of which the failure to obtain would cause a Materially Adverse Effect, and except as set forth on Schedule 2.21, such business is not subject to the material regulation of any federal, state or local government or regulatory body by reason of the nature of the business being conducted (as distinct from regulation common to commercial enterprises in general). All licenses, permits and authorizations of which the failure to obtain would cause a Materially Adverse Effect are in full force and effect.

Section 2.22      Margin Regulations.

         The Company is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No proceeds received pursuant to this Agreement will be used to purchase or carry any equity security of a class which is registered pursuant to Section 12 of the Exchange Act.

Section 2.23      Limited Offering.

         Subject in part to the truth and accuracy of Purchaser's representations set forth in this Agreement, the offer, sale and issuance of the Debentures and the Warrants are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

Section 2.24      Registration Rights.

         Except as described in Schedule 2.24, the Company is not under any obligation to register under the Securities Act or the Trust Indenture Act of 1939, as amended, any of its presently outstanding securities or any of its securities that may subsequently be issued.

Section 2.25      Insurance.

         The Company has maintained, and has caused each Subsidiary to maintain the insurance policies set forth on Schedule 2.25.

Section 2.26      Governmental Consents.

         No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement or the offer, sale or issuance of the Debentures by the Company.

Section 2.27      Employees.

         Schedule 2.27 sets forth the number of full-time employees and full-time equivalent employees of the Company and each Subsidiary as of the most recent payroll date, which date is set forth therein. To the best of the Company's knowledge, there is no strike, labor dispute or union organization activities pending or threatened between it and its employees. Except as set forth on Schedule 2.27, none of the Company's employees belongs to any union or collective bargaining unit. To the best of its knowledge, the Company has complied in all material respects with all applicable state and federal equal opportunity and other laws related to employment. To the best of the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company, or any other party, because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use by the employee of his or her best efforts with respect to such business. Except as disclosed in Schedule 2.27, the Company is not a party to or bound by any employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement, or other employee compensation agreement. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Except as described in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and as described on Schedule 2.27, subject to general principles related to wrongful termination of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.

Section 2.28      ERISA.

         The Company is in compliance in all material respects with all applicable provisions of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A.
ss. 1001 et seq. (1975), as amended from time to time ("ERISA"). Except as disclosed in Schedule 2.28, neither a reportable event nor a prohibited transaction (as defined in ERISA) has occurred and is continuing with respect to any "pension plan" (as such term is defined in ERISA, a "Plan"); no notice of intent to terminate a Plan has been filed nor has any Plan been terminated; no circumstances exist which constitute grounds entitling the Pension Benefit Guaranty Corporation (together with any entity succeeding to or all of its functions, the "PBGC") to institute proceedings to terminate, or appoint a trustee to administer, a Plan, nor has the PBGC instituted any such proceedings; neither the Company nor any commonly controlled entity (as defined in ERISA) has completely or partially withdrawn from a multiemployer plan (as defined in ERISA); the Company and each commonly controlled entity has met its minimum funding requirements under ERISA with respect to all of its Plans and the present fair market value of all Plan property exceeds the present value of all vested benefits under each Plan, as determined on the most recent valuation date of the Plan and in accordance with the provisions of ERISA and the regulations thereunder for calculating the potential liability of the Company or any commonly controlled entity to the PBGC or the Plan under Title IV or ERISA; and neither the Company nor any commonly controlled entity has incurred any liability to the PBGC under ERISA.

Section 2.29      Fees/Commissions.

         The Company has not agreed to pay any finder's fee, commission, origination fee or other fee or charge to any person or entity with respect to or as a result of the consummation of the transactions contemplated hereunder, except for the processing fee due to Purchaser pursuant to Section 1.3 hereof.

Section 2.30      Small Business Concern.

         The Company, together with its SBA Affiliates, if any, is and will be on the Closing Date a "small business concern" within the meaning of Section
107.50 of Title 13 of the United States Code of Federal Regulations and which meets the size standards under 13 C.F.R. ss. 121.301(c). The information to be set forth in the Small Business Administration Form 480, Form 652 and Part A of Form 1031 regarding the Company is accurate and complete. Neither the Company nor any of its Subsidiaries presently engage in any activities for which a small business investment company is prohibited from providing funds under 13 C.F.R. ss. 107.720.

Section 2.31      Proposed Acquisition.

         The Company has entered into the Asset Purchase Agreement, dated as of December 3, 1997, among the Company, Benjamin Obdyke Incorporated (the "Seller") and the shareholders of Seller (the "Acquisition Agreement"), in the form of Schedule 2.31 hereto (the "Obdyke Acquisition").

Section 2.32      Disclosure.

         No representation or warranty given as of the date hereof by the Company contained in this Agreement or any Schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished to the Purchaser pursuant hereto, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained herein or therein not misleading.

Section 2.33      Survival.

         The representations and warranties of the Company contained in this Agreement shall survive the termination of this Agreement in accordance with
Section 12.5 hereof.

           ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Each Purchaser, severally and not jointly, hereby represents to the Company as follows:

Section 3.1       Corporate Status; Residence.

         Purchaser is a corporation or partnership duly organized and validly existing under the laws of its respective jurisdiction and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and any other document executed or delivered by Purchaser in connection herewith. Purchaser is resident in the State set forth under its name in Section 11.3 below.

Section 3.2       Authorization.

         Purchaser has full legal right, power and authority to enter into and perform its obligations under this Agreement and any other document executed and delivered by Purchaser in connection herewith, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement and any other document executed and delivered by Purchaser in connection herewith, and the performance by Purchaser of its obligations hereunder and/or thereunder are within the corporate powers of Purchaser, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with (a) the Charter or Bylaws of Purchaser, (b) any material agreement to which Purchaser is a party or by which it or any of its properties is bound, or constitute a default thereunder, or result in the creation or imposition of any lien, charge, security interest or encumbrance of any nature upon any of the property or assets of Purchaser pursuant to the terms of any such agreement or instrument, or (c) violate any provision of law or any applicable judgment, ordinance, regulation or order of any court or governmental agency. The officer(s) executing this Agreement and any other document executed and delivered by Purchaser in connection herewith, is duly authorized to act on behalf of Purchaser.

Section 3.3       Validity and Binding Effect.

         This Agreement and any other document executed and delivered by Purchaser in connection herewith are the legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their respective terms.

Section 3.4       Accredited Investor; Investment Intent.

         Purchaser is and at the Closing Date will be an "accredited investor" under Rule 501(a) under the Securities Act. Tandem is, and at the Closing Date will be, an investment company registered under the Investment Company Act of 1940, as amended and has, and at the Closing Date will have, a net worth in excess of One Million Dollars ($1,000,000). Argosy is, and at the Closing Date will be, a Small Business Investment Company, as the term is defined in
Section 103 of the Small Business Investment Act of 1958, 15 U.S.C.A. Section 662, and has, and at the Closing Date will have, a total capital of at least One Million Dollars ($1,000,000). Purchaser is acquiring the Debentures for its own account, for investment, and not with a view to the distribution or resale thereof, in whole or in part, in violation of the Securities Act or any applicable state securities law, and Purchaser has no present intention of selling, negotiating or otherwise disposing of the Debentures, it being understood that Tandem intends to transfer and assign the Debentures and all of Tandem's rights and obligations under this Agreement and the Operative Documents to one or more Wholly-owned subsidiaries of Tandem, which Wholly-owned subsidiaries are also "accredited investors" under Rule 501(a).

Section 3.5       Survival.

         The representations and warranties of the Purchaser contained in this Agreement shall survive the termination of this Agreement in accordance with
Section 12.5 hereof.

       ARTICLE IV - CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER

         The obligation of Purchasers to purchase and pay for the Debentures on the Closing Date shall be subject to the fulfillment on or before the Closing Date of each of the following conditions:

Section 4.1       Representations and Warranties.

         The representations and warranties of the Company contained in this Agreement and in any Schedule hereto or any document or instrument delivered to Purchasers or their representatives hereunder, shall have been true and correct when made and shall be true and correct as of the Closing Date as if made on such date, except to the extent such representations and warranties expressly relate to a specific date. The Company shall have duly performed all of the covenants and agreements to be performed by it hereunder on or prior to the Closing Date.

Section 4.2       Officer's Certificate.

         The Company shall have delivered to each Purchaser a certificate, dated the Closing Date, signed by the President of the Company substantially in the form attached hereto as Exhibit C.

Section 4.3       Satisfactory Proceedings; Secretary's Certificate.

         All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to Purchaser and Purchaser's counsel, and the Company shall have delivered to each Purchaser a certificate, dated the Closing Date, signed by the Secretary of the Company substantially in the form attached hereto as Exhibit D.

Section 4.4       Legal Opinion.

         Each Purchaser shall have received the opinion of Wolf, Block, Schorr and Solis-Cohen LLP, counsel for the Company, dated the Closing Date, addressed to Purchasers, in form and substance satisfactory to Purchasers' counsel, and covering the matters set forth in Exhibit E hereto.

Section 4.5       Authorization Agreement.

         The Company shall have delivered to each Purchaser an Authorization Agreement for Pre-Authorized Payments (Debit), dated the Closing Date, executed by a duly authorized officer(s) of the Company, in the form attached hereto as Exhibit F.

Section 4.6       The Company's Existence and Authority.

         The Company shall have delivered to Purchasers the following certificates of public officials, in each case as of a date within ten (10) days of the Closing Date:

                  (a) the Articles of Incorporation of the Company and each of the Subsidiaries, certified by the Secretary of State or other appropriate official in the jurisdiction each such entity is incorporated; and

                  (b) a certificate as to the legal existence and subsistence of the Company and each of the Subsidiaries issued by the Secretary of State or other appropriate official in the jurisdiction each such entity is incorporated.

Section 4.7       Delivery of Operative Documents.

         The Company shall have delivered to Purchasers the following documents, executed by the Company and dated the Closing Date:

                  (a)      the Debentures;

                  (b)      the Warrants; and

                  (c)      the Registration Rights Agreement.

Section 4.8       Acquisition Transaction.

         The closing of the purchase by the Company of the Assets (as defined in the Acquisition Agreement) from Seller pursuant to the terms of the Acquisition Agreement shall have occurred simultaneously with the Closing hereunder.

Section 4.9       Warrant Valuation Letter.

         The Company shall have delivered to Purchasers a Warrant Valuation letter in the form attached as Exhibit G acceptable to Purchasers.

Section 4.10      Preferred Stock.

         The Company shall have sold to Purchasers, and Purchasers shall have purchased, an aggregate of 40,000 shares of the Preferred Stock of the Company pursuant to the terms of the Preferred Stock Purchase Agreement.

Section 4.11      Senior Loan Agreement; Intercreditor Agreement.

         The closing of the initial funding pursuant to the Loan and Security Agreement dated August 21, 1997, among Summit Bank and certain of the Company's Subsidiaries, as amended or restated as contemplated in that certain commitment letter dated December 2, 1997, from Summit Bank to the Company and its Subsidiaries (the "Senior Loan Agreement") shall have occurred simultaneously with the Closing hereunder; and the Company shall have executed and delivered to the Purchasers a subordination agreement among the Company, its Subsidiaries, Purchasers, and Summit Bank, in each case to provide that, absent the existence any event of default or any event which, with the passage of time or the giving of notice, or both, would constitute an event of default under the Senior Loan Agreement, such agreements shall allow regularly scheduled payments of interest on the Debentures and dividends on the Preferred Stock; provided, however, that the subordination agreement shall contain such other terms and provisions as shall be reasonably acceptable to Purchasers.

Section 4.12      SBA Forms.

         The Company shall have delivered to Argosy Form 480, Form 652 and Form 1031, in each case duly executed (if required), and completed with respect to information required about, the Company.

Section 4.13      Required Consents.

         Any consents or approvals required to be obtained from any third party, including any holder of indebtedness or any outstanding security of the Company, and any amendments of agreements which shall be necessary to permit the consummation of the transactions contemplated hereby on the Closing Date, including the consents set forth on Schedule 2.3, shall have been obtained and all such consents or amendments shall be satisfactory in form and substance to Purchasers and Purchasers' counsel.

Section 4.14      Expenses.

         The Company shall have reimbursed the Purchasers for all fees and expenses as provided in Section 11.1 herein.

Section 4.15      Waiver of Conditions.

         If on the Closing Date the Company fails to tender to Purchasers the Debentures to be issued to Purchasers on such date or if the conditions specified in this Article IV have not been fulfilled, Purchasers may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in this Article IV have not been fulfilled, Purchasers may waive compliance by the Company with any such condition to such extent as

Purchasers, in Purchasers' sole discretion, may determine; provided, however, the failure to fulfill any of the conditions specified in Sections 4.8, 4.10 and 4.11 may not be waived. Nothing in this Section 4.15 shall operate to relieve the Company of any of its obligations hereunder or to waive any of Purchasers' rights against the Company.

                       ARTICLE V - COVENANTS OF COMPANY

         From and after the Closing Date and continuing so long as any amount remains unpaid on any of the Debentures:

Section 5.1       Use of Proceeds; Certain Prohibited Activities.

         (a) The Company shall use the proceeds of the Debentures only for the purposes set forth on Schedule 5.1 attached hereto. No later than ninety (90) days after the sale of the Debentures, the Company shall furnish Purchasers a certificate, executed by the President of the Company, itemizing the use of proceeds from the Debentures.

         (b) Neither the Company nor any of its SBA Affiliates will engage in any activities or use directly or indirectly the proceeds of the Debentures for any purpose for which a small business investment company is prohibited from providing funds under 13 C.F.R. Section 107.720.

         (c) The Company will not, without obtaining the prior written approval of Argosy, change within one (1) year of the Closing, the Company's business activity to a business activity to which a small business investment company is prohibited from providing funds under C.F.R. ss.107.720. The Company agrees that any such changes in its business activity without such prior written consent of Argosy will constitute a material breach of the obligations of the Company under this Agreement (an "Activity Event of Default"). If an Activity Event of Default occurs, Argosy has the right to demand, in writing, immediate repayment of the Debentures held by it, together with accrued but unpaid interest, and the Company will immediately make such payment within three (3) days of receipt of a demand. The payment remedy is in addition to any and all other rights and remedies against the Company and others to which Argosy may be entitled.

Section 5.2       Payment of Debentures.

         The Company shall perform and observe all of its obligations to the holder(s) of the Debentures set forth herein and in the Debentures.

Section 5.3       Optional Redemptions of Debentures; Procedures.

         The Debentures may be redeemed, repaid or repurchased by the Company or any Subsidiary or Affiliate, at the option of the Company, in whole at any time or in part from time to time, provided that in the case of a redemption of part of the Debentures, such redemption shall be effected pro rata among all holders of Debentures. In case the Company repurchases or otherwise acquires any Debentures, such Debentures shall immediately thereafter be canceled, and no Debentures shall be issued in substitution therefor. Without limiting the foregoing, upon the purchase or other acquisition of any Debentures by the Company or any Subsidiary or Affiliate, such

Debentures shall no longer be outstanding for purposes of any Section of this Agreement relating to the taking by the holders of the Debentures of any actions with respect hereto, including, without limitation, Sections 9.3 [Acceleration of Maturities].

Section 5.4       Corporate Existence, Etc.

         The Company will preserve and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its corporate existence and good standing in the state of incorporation thereof, its qualification and good standing as a foreign corporation in each jurisdiction where such qualification is required by applicable law except where the failure to so qualify would not have a Materially Adverse Effect and all licenses and permits necessary to the proper conduct of its business.

Section 5.5       Maintenance, Etc.

         The Company will, in all material respects, maintain, preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties and assets which are used in the conduct of its business (whether owned in fee or pursuant to a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

Section 5.6       Nature of Business.

         Neither the Company nor any Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement, including the business engaged in by Seller.

Section 5.7       Insurance.

         The Company will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers with respect to their respective properties and business in such forms and amounts and against such risks, casualties and contingencies as are reasonable.

Section 5.8       Taxes, Claims for Labor and Materials.

         The Company will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, (i) all lawful taxes, assessments and governmental charges or levies imposed upon the property or business of the Company or such Subsidiary, respectively, (ii) all trade accounts payable in accordance with usual and customary business terms, and (iii) all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Company or such Subsidiary; provided the Company or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (a) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Subsidiary or any material interference with the use thereof by the Company or such Subsidiary, and (b) the Company or such Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto.

Section 5.9       Compliance with Laws, Agreements, etc.

         Except where failure to do so does not and would not have a Materially Adverse Effect, the Company and each Subsidiary shall maintain its business operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances, and such laws, regulations and ordinances of foreign jurisdictions, governing such business operations and the use and ownership of such property, and (ii) all agreements, licenses, franchises, indentures and mortgages to which the Company and each Subsidiary is a party or by which the Company and each Subsidiary or any of their respective properties are bound. Without limiting the foregoing, the Company and each Subsidiary shall pay all of its indebtedness promptly and substantially in accordance with the terms thereof.

Section 5.10      ERISA Matters.

         If the Company or any Subsidiary has in effect, or hereafter institutes, a pension plan that is subject to the requirements of Title IV of ERISA (a "Plan"), then the following covenants shall be applicable during such period as any such Plan shall be in effect: (i) throughout the existence of the Plan, the Company's and/or such Subsidiary's contributions under the Plan will meet the minimum funding standards required by ERISA and the Company and/or such Subsidiary will not institute a distress termination of the Plan; and (ii) the Company and/or such Subsidiary will send to each Purchaser a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the PBGC, at the time that such notice is so filed.

Section 5.11      Books and Records; Rights of Inspection.

         The Company will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Company or such Subsidiary, in accordance with GAAP consistently maintained. The Company shall permit a representative of Purchaser (and, if Purchaser is a Small Business Investment Company, a representative of the United States Small Business Administration (the "SBA Representative")) to visit any of its properties and inspect its corporate books and financial records, and will discuss its accounts, affairs and finances with a representative of Purchaser (or the SBA Representative, if applicable), during reasonable business hours, at all such times as Purchaser may reasonably request. The Company will, upon reasonable request, cooperate fully with Argosy, Argosy's representations and counsel in the preparation of any document or other material which may be required by the United States Small Business Administration or any other governmental agency as a predicate to or result of the transaction herein contemplated. The Company will furnish to any Purchaser that is a small business investment company information requested by the United States Small Business Administration concerning the economic impact of such Purchaser's investment including but not limited to information concerning taxes paid and number of employees.

Section 5.12      Reports.

         The Company will furnish to each Purchaser the following:

                  (a) Monthly Statements. Within thirty (30) days of the end of each month, beginning the month of January 1998, monthly internal financial reports which at a minimum shall consist of the key item report in the form currently prepared by the Company and attached hereto as Schedule 5.12(a), as well as any additional financial reports for such period (i) distributed to directors of the Company or (ii) routinely prepared with respect to the Company and the Subsidiaries subsequent to the date hereof;

                  (b) Quarterly Statements. As soon as available and in any event within forty-five (45) days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

                           (i) consolidated balance sheets of the Company and
                  Subsidiaries as of the close of the three-month period then ended, setting forth in comparative form the consolidated figures at the end of the preceding fiscal year,

                           (ii) consolidated statements of income and retained
                  earnings of the Company and Subsidiaries for the three-month period then ended, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, and

                           (iii) consolidated statements of cash flows of the
                  Company and Subsidiaries for the portion of the fiscal year ending with such three-month period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company;

                  (c) Annual Statements. As soon as available and in any event within ninety (90) days after the close of each fiscal year of the Company, copies of:

                           (i) consolidated balance sheets of the Company and
                  Subsidiaries as of the close of such fiscal year, and

                           (ii) consolidated statements of income and retained
                  earnings and cash flows of the Company and Subsidiaries for such fiscal year,

in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified report thereon of Goldenberg Rosenthal Friedlander, LLP, or if such firm is no longer auditors to the Company, a firm of independent public accountants of recognized national standing;

                  (d) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Subsidiary;

                  (e) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each periodic or current report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the SEC or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, federal or state, having jurisdiction over the Company or any of its Subsidiaries. The Company specifically covenants to timely file each such item required to be filed with the SEC and each state requiring securities laws filings;

                  (f) Press Releases. Promptly upon its release, a copy of each press release issued by the Company; and

                  (g) Requested Information. With reasonable promptness, such financial data and other information relating to the business of the Company as a Purchaser may from time to time reasonably request.

Section 5.13      Limitations on Debt and Obligations.

         For so long as any amounts under the Debentures shall remain outstanding, neither the Company nor any Subsidiary shall incur additional Indebtedness, except (i) Indebtedness existing on the Closing Date, after giving effect to the Obdyke Acquisition and the borrowings under the Senior Loan Agreement and as otherwise contemplated, as set forth on Schedule 5.13 hereto, as the same Indebtedness may be extended or renewed (but not increased by more than $1,000,000); (ii) the Indebtedness incurred pursuant to the Debentures; (iii) accounts payable and other trade payables incurred in the ordinary course of business; (iv) Indebtedness incurred after the date hereof which by its terms is expressly stated to be subordinate or junior to the all other debt of the Company and any Subsidiary, including the Debentures; (v) Indebtedness senior to or pari passu with the Debentures, with the prior written consent of Purchasers; (vi) purchase money indebtedness incurred by the Company in the purchase of office equipment and other property used by the Company in the ordinary course of business, such purchase money indebtedness not to exceed an aggregate amount of principal and interest thereon of $1,000,000 at any time outstanding; (vii) obligations of the Company pursuant to capitalized leases; (viii) Indebtedness that refinances secured Indebtedness under clause (i) above, provided that the collateral for such new Indebtedness is the collateral from the refinanced secured Indebtedness and the aggregate principal amount of such Indebtedness does not exceed the principal amount outstanding under the refinanced Indebtedness; and (ix) other than the Obdyke Acquisition, Indebtedness incurred in connection with the acquisition of a business (including the assets of a business), provided such Indebtedness is secured solely by the assets of the business so acquired. Notwithstanding the foregoing, the aggregate principal amount of any Indebtedness secured by the accounts receivable and/or inventory of Borrower and its Subsidiaries (whether such Indebtedness is permitted under clause (i) or in clause (viii)), may be increased based upon the amount of the accounts receivable and/or inventory eligible as collateral, so long as the borrowing base formula does not exceed 85% of "Eligible Accounts," after deducting therefrom all payments, adjustments and credits applicable thereto, or 50% of "Eligible Inventory," as the case may be (with such terms bearing the meanings given them in the Senior Loan Agreement).

Section 5.14      Guaranties.

         Without the prior written consent of Purchaser, the Company will not, and will not permit any Subsidiary to, become or be liable in respect of any Guaranty except Guaranties reflected on Schedule 5.14 and Guaranties by the Company which are limited in maximum financial exposure to the amounts set forth in, and are incurred in compliance with, the provisions of Section 5.13 of this Agreement.

Section 5.15      Limitation on Liens.

         Without the prior written consent of Purchaser, the Company will not, and will not permit any Subsidiary to, create or incur, or suffer to be incurred or to exist, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (collectively, "Liens") on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Subsidiary to acquire, any property or assets upon conditional sales agreement or other title retention devices, except those Liens which exist or are contemplated as of the date hereof as set forth on Schedules 2.15 and 5.13, and except:

                  (a) Liens for taxes, assessments and governmental charges or levies which the Company is contesting in good faith by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP on the books of the Company;

                  (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business and securing obligations (other than indebtedness for borrowed money) that (A) are not overdue for a period of more than 60 days or (B) are being contested in good faith by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP on the books of the Company;

                  (c) pledges or deposits to secure obligations under worker's compensation laws or other similar legislation or to secure public or statutory obligations;

                  (d) Liens securing the performance of, or payment in respect of, bids, tenders, government contracts (other than for the repayment of borrowed money), surety and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business;

                  (e) Liens created in connection with purchase money financing permitted pursuant to Section 5.15 hereof; and

                  (f) other encumbrances consisting of zoning restrictions, easements, restrictions on the use of real property or minor irregularities in the title thereto, which do not arise in connection with the borrowing of, or any obligation for the payment of, money and which, in the aggregate, do not materially detract from the value of the premises or the business, properties or assets of the Company or any Subsidiary.

Section 5.16      Restricted Payments.

         For so long as the Debentures are outstanding, the Company will not, without the prior written consent of Purchaser and except as hereinafter provided:

                  (a) declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class except (i) dividends or other distributions payable solely in shares of capital stock of Company and (ii) cash dividends payable on the Preferred Stock, provided that no Event of Default exists hereunder;

                  (b) directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock, other than the purchase of up to 125,000 shares of Common Stock (as adjusted for stock splits or stock dividends after the date hereof) pursuant to the "Put Options" contained in the Acquisition Agreement; or

                  (c) make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock.

Section 5.17      Investments.

         The Company will not, and will not permit any Subsidiary to, make any Investments outside the ordinary course of business for the Company or any Subsidiary, without the prior written consent of Purchaser, except:

                  (a) Investments in direct obligations of the United States of America, or any agency or instrumentality of the United States of America, the payment or guaranty of which constitutes a full faith and credit obligation of the United States of America, in either case maturing in twelve months or less from the date of acquisition thereof;

                  (b) Investments in certificates of deposit maturing within one year from the date of origin, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by Company or a Subsidiary, rated AA or better by Standard & Poor's Corporation or Aa or better by Moody's Investors Service, Inc.;

                  (c) Investments in commercial paper maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Subsidiary, is accorded the highest rating by Standard & Poor's Corporation, Moody's Investors Service, Inc. or another nationally recognized credit rating agency of similar standing;

                  (d) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Subsidiary;

                  (e) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Subsidiaries; and

                  (f) purchases by the Company or any Subsidiary of assets, property or stock otherwise than in the ordinary course of business of the Company and its Subsidiaries, in an amount not to exceed $100,000 individually or $300,000 in the aggregate; and

                  (g) any Investment permitted under Section 5.18 hereof.

Section 5.18      Mergers, Consolidations and Sales of Assets.

                  (a) Without the prior written consent of Purchaser, the Company will not, and will not permit any Subsidiary to (1) consolidate with or be a party to a merger or share exchange with any other corporation or (2) sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph (c) of this Section 5.18) of the assets of Company and its Subsidiaries; provided, however, that:

                           (i) any Subsidiary may merge or consolidate with or
                  into the Company or any Wholly-owned Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation; and

                           (ii) any Subsidiary may sell, lease or otherwise
                  dispose of all or any substantial part of its assets to the Company or any other Wholly-owned Subsidiary.

                           (iii) Without the prior written consent of
                  Purchaser, the Company will not permit any Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this Section 5.18, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Subsidiary to any Person other than the Company or a Wholly-owned Subsidiary, except for the purpose of qualifying directors or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Subsidiary whereby the Company and/or such Subsidiary maintain their same proportionate interest in such Subsidiary.

                  (b) Without the prior written consent of Purchaser, the Company will not sell, transfer or otherwise dispose of any shares of stock in any Subsidiary (except to qualify directors) or any indebtedness of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-owned Subsidiary) any shares of stock or any indebtedness of any other Subsidiary, unless all of the following conditions are met:

                           (i) simultaneously with such sale, transfer or
                  disposition, all shares of stock and all indebtedness of such Subsidiary at the time owned by the Company and by every other Subsidiary shall be sold, transferred or disposed of as an entirety;

                           (ii) the Board of Directors of the Company shall
                  have determined, as evidenced by a resolution thereof, that the retention of such stock and indebtedness is no longer in the best interests of the Company;

                           (iii) such stock and Indebtedness is sold,
                  transferred or otherwise disposed of to a Person, for a cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

                           (iv) the Subsidiary being disposed of shall not
                  have any continuing investment in the Company or any other Subsidiary not being simultaneously disposed of; and

                           (v) such sale or other disposition does not involve
                  a substantial part (as hereinafter defined) of the assets of the Company and its Subsidiaries taken as a whole.

                  (c) As used in this Section 5.18, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Subsidiaries only if the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Subsidiaries (other than in the ordinary course of business) during the same twelve month period ending on the date of such sale, lease or other disposition, exceeds 15% of the consolidated net tangible assets of the Company and its Subsidiaries determined as of the end of the immediately preceding fiscal year.

Section 5.19      Transactions with Affiliates.

         Without the prior written consent of Purchaser, the Company will not, and will not permit any Subsidiary to, enter into or be a party to any transaction or arrangement with any officer, director or Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than could be obtained in an arm's-length transaction with a Person other than an Affiliate, in each case as determined in good faith by a majority of the disinterested directors of the Company.

Section 5.20      Notice.

         The Company shall promptly upon the discovery thereof give written notice to Purchaser of (i) the occurrence of any default or Event of Default or event which, with the passage of time, would constitute an Event of Default, under this Agreement; (ii) the occurrence of any default or event of default under any other agreement providing for Indebtedness of the Company or any Subsidiary or under a capitalized lease obligation for at least $100,000, and which default would cause the obligations under such agreement to be accelerated; (iii) any actions, suits or proceedings instituted by any Person against the Company or a Subsidiary or materially affecting any of the assets of the Company or any Subsidiary involving claims in excess of $100,000 (unless covered by insurance and not subject to a reservation of rights); or (iv) any investigation initiated by, or any dispute between and any governmental regulatory body, on the one hand, and the Company or any Subsidiary, on the other hand, which dispute might interfere with the normal operations of the Company or any Subsidiary; provided, however, that Purchaser shall not be required by this Agreement to disclose any such information provided in (iii) or (iv) above to any third party other than Purchaser's counsel and except to the extent compelled by law or otherwise authorized by the Company.

Section 5.21      Annual Plan.

         The Board of Directors shall adopt and the Company will furnish to Purchaser, in such manner and form as approved by the Board of Directors of the Company, no later than the first day of each fiscal year, commencing on and after January 1, 1999, a financial plan for the Company and its Subsidiaries , which shall include at least a projection of income and expenses (including capital expenditures) and a projected cash flows statement for each month in such fiscal year, and a projected balance sheet as of the end of each month in such fiscal year (the "Annual Plan"). The Company shall promptly furnish to Purchaser each amendment or revision to the Annual Plan.

Section 5.22      Board of Directors; Observer Rights.

         (a) At any time or from time to time after the Closing Date upon the request of Purchasers, the Board of Directors of the Company shall promptly
(i) cause the size of the Board of Directors of the Company to be increased by one (1) director (unless a vacancy on the Board of Directors shall already exist) and (ii) fill the vacancy created thereby (or such existing vacancy) by electing or appointing as director a person designated by Purchasers to serve in such capacity as a member of the Board of Directors of the Company until the next annual meeting of the shareholders of the Company. Thereafter, for so long as the initial Purchasers or any Affiliate own at least 25% of the initial aggregate principal amount of the Debentures, the Company agrees to include a nominee of Purchasers in management's slate of nominees to be elected to the Board of Directors and to recommend to the shareholders of the Company the election of such nominee. Any designee or nominee of Purchasers hereunder shall be reimbursed for all reasonable expenses incurred as a director and shall be entitled to receive such compensation as may be received by other non-employee directors of the Company, provided, however, that such directors shall not be entitled to receive in any calendar year options to purchase more than 5,000 shares of Common Stock (subject to adjustments for stock splits, stock dividends or recapitalizations after the date hereof), on the same terms and conditions as stock options granted to all other non-employee directors.

         (b) Purchasers shall not be entitled to exercise the right set forth in Section 5.22(a) above so long as any of their shares of the Preferred Stock remains outstanding.

         (c) Notwithstanding anything to the contrary in Section 5.21(b) above, if an Event of Default hereunder exists, the Company shall invite one representative of Tandem to attend, at the Company's expense, all meetings of the Company's Board of Directors and all committees of the

Company's Board of Directors in a nonvoting capacity and, in this respect, shall give such representative copies of all notices and meeting agenda in advance of such meetings and shall permit such representative to review all documents and other materials provided to directors at such meetings. The Company shall also provide Purchaser, in advance, with copies of all actions proposed to be taken by the Board of Directors in lieu of meeting.

Section 5.23      Key Executives.

         The officers and key employees of the Company whose names and current positions are set forth on Schedule 5.23 hereto shall continue to be employed by the Company in such position and with the current duties and responsibilities for at least that position, unless (i) such employment ceases because of death or (ii) the Company replaces such officer or key employee within ninety (90) days with another executive who shall be reasonably acceptable to Purchasers.

Section 5.24      Further Assurances.

         The Company will take all actions reasonably requested by Purchasers to effect the transactions contemplated by this Agreement and the other Operative Documents.


                   ARTICLE VI - SUBORDINATION OF DEBENTURES

Section 6.1       Subordination.

         (a) Notwithstanding anything to the contrary in this Agreement or in the Debentures, the indebtedness evidenced by the Debentures, including principal and interest, shall be subordinate and junior to the prior payment of the indebtedness of the Company for borrowed money (except such indebtedness of the Company other than the Debentures which is expressly stated to be subordinate or junior in any respect to other indebtedness of the Company) outstanding as of the date of this Agreement and set forth on
Schedule 6.1 hereto (including any obligations of the Company under any guaranty or suretyship agreement relating to indebtedness for borrowed money by Subsidiaries of the Company), constituting borrowed money from financial institutions approved by the Board of Directors of the Company and designated as being senior to the Debentures (but only to the extent so designated), together with all obligations issued in renewal, deferral, extension, refunding, amendment or modification of any such indebtedness including, without limitation, any and all indebtedness now or hereafter owing by the Company to Summit Bank, N.A., and its successors and assigns (collectively, the "Senior Indebtedness").

Section 6.2       Liquidation,  etc.

         (a) Upon any distribution of assets of the Company in connection with any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency, or receivership proceedings or upon an assignment for the benefit of creditors or otherwise), the holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal thereof, premium, if any, and interest due thereon, and all costs and expenses (including attorneys' fees) related thereto, before the holders of the Debentures shall be entitled to receive any payment on account of the principal of or interest on or any other amount owing with respect to the Debentures (other than payment in shares of capital stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, which stock and securities are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof which may at the time be outstanding). Under the circumstances provided herein, the holders of the Senior Indebtedness shall have the right to receive and collect any distributions made with respect to the Debentures until such time as the Senior Indebtedness is paid in full, and shall have the further right to take such actions as may be deemed necessary or required to so receive and collect such distributions including making or filing any proofs of claim relating thereto.

         (b) Without in any way modifying the provisions of this Article VI or affecting the subordination effected hereby if such notice is not given, the Company shall give prompt written notice to the Purchaser of any dissolution, winding up, liquidation or reorganization of maker (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise).

Section 6.3       Senior Indebtedness Default.

         The Company shall not declare or pay any dividends or make any distributions to the holders of capital stock of the Company, or purchase or acquire for value, any of the Debentures if any default has occurred and is continuing with respect to the payment of principal of, premium if any or interest on any Senior Indebtedness.

Section 6.4       Subrogation.

         Upon the prior payment in full of all Senior Indebtedness, the Purchasers shall be subrogated to the rights of the holders of the Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Debentures shall be paid in full, and for the purpose of such subrogation, no payments or distributions to the Purchasers otherwise payable or distributable to the holders of Senior Indebtedness shall, as between the Company, its creditors, other than the holders of Senior Indebtedness, and Purchasers, shall be deemed to be payment by the Company to or on account of the Debentures, it being understood that the provisions of this Article VI are and are intended solely for the purpose of defining the relative rights of Purchasers, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

Section 6.5       Company's Obligations Not Impaired.

         (a) Nothing contained in this Article VI or in the Debentures is intended to or shall impair, as between the Company and Purchasers, the obligation of the Company, which is absolute and unconditional, to pay the Purchasers the principal of and interest on the Debentures as and when the same shall become due and payable in accordance with the terms of the Debentures, or is intended to or shall affect the relative rights of the Purchasers other than with respect to the holders of the Senior Indebtedness, nor, except as expressly provided in this Article VI, shall anything herein or therein prevent the Purchasers from exercising all remedies otherwise permitted by applicable law upon the occurrence of an Event of Default under this Agreement or under the Debentures.

         (b) If any payment or distribution shall be received in respect of the Debentures in contravention of the terms of this Article VI, such payment or distribution shall be held in trust for the holders of the Senior Indebtedness, and shall be immediately delivered to such holders in the same form as received.

                    ARTICLE VII - RESTRICTIONS ON TRANSFER

Section 7.1       Legends; Restrictions on Transfer.

         The Debentures have not been registered under the Securities Act or any state securities laws. Each Debenture issued pursuant to this Agreement (except as permitted by this Article VII) shall bear a legend in substantially the following form:

         THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR (ii) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.

         The provisions of this Article VII shall be binding upon all subsequent holders of the Debentures unless in the opinion of counsel to any such holder, specified in Section 7.2 below, the Debentures are no longer subject to the restrictions described herein.

Section 7.2       Notice of Intention to Transfer; Opinions of Counsel.

         The Debentures shall not be transferable except upon the conditions specified in this Article VII. Each holder of any Debenture, by acceptance thereof, agrees, prior to any transfer or such Debenture, to give written notice to the Company of such holder's intention to effect such transfer and briefly describe the manner of the proposed transfer. Such notice of intended transfer shall be accompanied by, if applicable, an opinion of counsel to such holder reasonably satisfactory to the Company, to the effect that registration under the Securities Act of such Debenture in connection with such proposed transfer is not required. If in the opinion of such counsel, the proposed transfer of such Debenture may be effected without registration of such Debenture, under the Securities Act, such holder shall be entitled to transfer such Debenture in accordance with the terms of the notice delivered by such holder to the Company. The Company will promptly upon such transfer deliver new Debentures not bearing a legend of the character set forth in Section 7.1, unless in the opinion of such counsel subsequent disposition by such holder of the Debentures to be so transferred may require registration under the Securities Act. If the proposed transfer of such Debenture may not be effected without registration of such Debenture under the Securities Act, the holder thereof shall not be entitled to transfer such Debenture, in the absence of an effective registration statement.


                  ARTICLE VIII - EVENTS OF DEFAULT; REMEDIES

Section 8.1       Events of Default.

         The occurrence of any one of the following shall constitute an "Event of Default" under this Agreement:

         (a) Default shall occur in the payment of interest on any Debenture when the same shall have become due, which default shall continue for five (5) days; or

         (b) Default shall occur in the making of any payment of the principal of any Debenture or the premium, if any, by the Company thereon at the expressed or any accelerated maturity date or at any date fixed by the Company for prepayment, which default shall continue for five (5) days; or

         (c) Default shall be made in the payment of the principal of or interest on any Indebtedness (other than the Debentures) of the Company or any Subsidiary and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

         (d) Default or the happening of any event shall occur under any contract, agreement, lease, indenture or other instrument under which any Indebtedness (other than the Debentures) of the Company or any Subsidiary may be issued and such default or event shall (i) result in liability of more than $100,000 and (ii) continue for a period of time sufficient to permit the acceleration of the maturity of any such Indebtedness of the Company or any Subsidiary outstanding thereunder; or

         (e) Default shall occur in the observance or performance of any covenant or agreement contained in Section 5.2, Sections 5.12 through 5.18, or Sections 5.22 and 5.23 hereof, and such default shall continue after five (5) days of notice thereof to the Company; or

         (f) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within thirty (30) days after the earlier of (i) the date on which the Company first obtains knowledge of such Default and (ii) the date on which written notice thereof is given to the Company by the holder of any Debenture; or

         (g) Any representation or warranty made by the Company herein, or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Debentures or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

         (h) Final judgment or judgments for the payment of money aggregating in excess of $100,000, is or are outstanding against the Company or any Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of thirty (30) days from the date of its entry; or

         (i) The Company or any Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Subsidiary applies for or consents to the appointment of a custodian, trustee, liquidator, or receiver for the Company or such Subsidiary or for the major part of the property of either; or

         (j) A custodian, trustee, liquidator, or receiver is appointed for the Company or any Subsidiary or for the major part of the property of either and is not discharged within sixty (60) days after such appointment; or

         (k) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Subsidiary and, if instituted against the company or any Subsidiary, are consented to or are not dismissed within sixty (60) days after such institution.

Section 8.2       Acceleration of Maturities.

         When any Event of Default described in paragraph (a), (b) or (c) of
Section 8.1 has happened and is continuing, any holder of any Debenture may, and when any Event of Default described in paragraphs (d) through (i), inclusive, of said Section 8.1 has happened and is continuing the holder or holders of 50% or more of the principal amount of Debentures at the time outstanding may, by notice to the Company, declare the entire principal and all interest accrued on all Debentures to be, and all Debentures shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (j) or (k) of Section 8.1 has occurred, then all outstanding Debentures shall immediately become due and payable without presentment, demand or notice of any kind, all of which are hereby expressly waived. Upon the Debentures becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the holders of the Debentures the entire principal and interest accrued on the Debentures. No course of dealing on the part of any Debentureholder nor any delay or failure on the part of any Debentureholder to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the holder or holders of the Debentures all costs and expenses, including reasonable attorneys' fees, incurred by them in the collection of any Debentures upon any default hereunder or thereon.

                 ARTICLE IX - AMENDMENTS, WAIVERS AND CONSENTS

Section 9.1       Consent Required.

         Any term, covenant, agreement or condition of this Agreement may, with the consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the consent in writing of the holders of at least 50% in aggregate principal amount of outstanding Debentures; provided that without the written consent of the holders of all of the Debentures then outstanding, no such waiver, modification, alteration or amendment shall be effective (a) which will change the time of payment of the principal of or the interest on any Debenture or reduce the principal amount thereof or change the rate of interest thereon, (b) which will change any of the provisions hereof with respect to optional prepayments or (c) which will change the percentage of holders of the Debentures required to consent to any such amendment, modification or waiver of any of the provisions of this
Article IX [Amendments, etc.] or Article VIII [Defaults; Remedies]; and further provided that the holders of at least 50% in the aggregate principal amount of outstanding Debentures may exercise the rights of Purchasers under
Section 5.22(a), subject to the provisions of Section 5.22(b).

Section 9.2       Solicitation of Debenture Holders.

         The Company will not, directly or indirectly, pay or cause to be paid by remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any holder of the Debentures as consideration for or as an inducement to the entering into by any holder of the Debentures of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to the holders of all of the Debentures then outstanding.

Section 9.3       Effect of Amendment or Waiver.

         Any such amendment or waiver shall apply equally to all of the holders of the Debentures and shall be binding upon them, upon each future holder of any Debenture and upon the Company, whether or not such Debenture shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

             ARTICLE X - INTERPRETATION OF AGREEMENT; DEFINITIONS

Section 10.1      Definitions.

         Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

         "Affiliate" shall mean any Person (a) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (b) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (c)

5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary.

         "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which banks in Tennessee are authorized to close.

         The term "control" (including the terms "controlling," "controlled by" and "under common control") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of Voting Stock, by contract, or otherwise.

         "Default" shall mean any event or condition, the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default as defined in Section 9.1.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

         "Event of Default" shall have the meaning set forth in Section 9.1 hereof.

         "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, (ii) to maintain working capital or other balance sheet condition or (iii) otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (c) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (d) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

         "Hazardous Substance" shall mean any hazardous or toxic material, substance or waste, pollutant or contaminant which is regulated under any statute, law, ordinance, rule or regulation of any local, state, regional or Federal authority having jurisdiction over the property of the Company and its Subsidiaries or its use, including but not limited to any material, substance or waste which is: (a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. ss. 1317.1) as amended; (b) regulated as a hazardous waste under Section 1004 or Section

3001 of the Federal Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act (42 U.S.C. ss. 6901 et seq.) as amended; (c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. ss. 9601 et seq.) as amended; or (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes.

         "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all (a) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets,
(b) obligations secured by any lien or other charge upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (c) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the Event of Default are limited to repossession or sale or property, (d) capitalized rentals, and (e) Guaranties of obligations of others of the character referred to in this definition.

         "Investments" shall mean all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided, however that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

         The term "knowledge of the Company" shall mean, with respect to a particular fact or other matter if a director or executive officer of the Company or any Subsidiary is actually, or has been, aware of such fact or other matter, after reasonable inquiry under the circumstances.

         "Materially Adverse Effect" shall mean a materially adverse effect upon the business, assets, liabilities, financial condition, results of operations or business prospects, in each case of the Company and its Subsidiaries taken as a whole, or upon the ability of the Company to perform its obligations under this Agreement, the Debentures or the other Operative Documents.

         "Multiemployer Plan" shall have the same meaning as in ERISA.

         "Operative Documents" shall mean (i) this Debenture Purchase Agreement; (ii) the Debenture, (iii) the Warrants; and (iv) the Registration Rights Agreement.

         "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

         "Plan" means a "pension plan", as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

         "Proprietary Information" includes without limitation (i) any computer software and related documentation, inventions, technical and nontechnical data related thereto, and (ii) other documentation, inventions and data related to patterns, plans, methods, techniques, drawings, finances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned or used by the Company or any Subsidiary or marketing studies conducted by the Company, all of which the Company considers to be commercially important and competitively sensitive and which generally has not been disclosed to third parties other than customers in the ordinary course of business.

         "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

         The term "subsidiary" shall mean, as to any particular parent corporation, any corporation of which more than 50% (by number of votes) of the Voting Stock shall be owned by such parent corporation and/or one or more corporations which are themselves subsidiaries of such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

         "Voting Stock" shall mean Securities of any class or classes the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

Section 10.2      Accounting Principles.

         Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.


                          ARTICLE XI - MISCELLANEOUS

Section 11.1      Expenses, Stamp Tax Indemnity.

         Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of Purchasers' out-of-pocket expenses not to exceed $60,000 in the aggregate in connection with (a) the entering into of this Agreement and the Preferred Stock Purchase Agreement and the consummation of the transactions contemplated hereby and thereby, including but not limited to the reasonable fees, expenses and disbursements of Purchasers' counsel, and (b) so long as a Purchaser holds any of the Debentures, all such expenses relating to any amendment, waiver or consent pursuant to the provisions hereof (whether or not the same are actually executed and delivered), including, without limitation, any amendments, waivers or consents resulting from any work-out, restructuring or similar proceedings relating to the performance by the Company of its obligations under this Agreement and the Debentures. The Company also agrees that it will pay and save Purchaser harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable in connection with the execution and delivery of this Agreement or the Debentures, whether or not any Debentures are then outstanding. The Company agrees to protect and indemnify each Purchaser against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person retained by the Company in connection with the transactions contemplated by this Agreement.

Section 11.2      Powers and Rights Not Waived; Remedies Cumulative.

         No delay or failure on the part of the holder of any Debenture in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other of further exercise thereof, or the exercise of any other power or right, and the rights and remedies of the holder of any Debenture are cumulative to and are not exclusive of any rights or remedies any such holder would otherwise have, and no waiver or consent, given or extended pursuant to Article VIII hereof, shall extend to or affect any obligation or right not expressly waived or consented to.

Section 11.3      Notices.

         All communications provided for hereunder shall be in writing and shall be delivered personally, or mailed by registered mail, or by prepaid overnight air courier, or by facsimile communication, in each case addressed:

        If  to Tandem:            Tandem Capital, Inc.
                                  500 Church Street, Suite 200
                                  Nashville, Tennessee 37219
                                  Fax:  (615) 726-1208
                                  Attention: Craig Macnab

        with a copy to:           Sherrard & Roe, PLC
                                  424 Church Street, Suite 2000
                                  Nashville, Tennessee 37219
                                  Fax: (615) 742-4539
                                  Attention: Donald I.N. McKenzie, Esq.

        If to Argosy:             Argosy Investment Partners, L.P.
                                  950 West Valley Road, Suite 2902
                                  Wayne, Pennsylvania 19087
                                  Fax: (610) 964-9524
                                  Attention: John Paul Kirwin, III, Principal
        with a copy to:           McCausland, Keen & Buckman
                                  Radnor Court
                                  259 Radnor-Chester Road, Suite 160
                                  Radnor, Pennsylvania  19087-5240
                                  Fax:  (610) 341-1099
                                  Attention:  Robert H. Young, Jr.

        If to the Company:        Berger Holdings, Ltd.
                                  805 Pennsylvania Blvd.
                                  Feasterville, Pennsylvania 19053
                                  Fax: (215) 355-7738
                                  Attention: President

        with a copy to:           Wolf, Block, Schorr, and Solis-Cohen LLP
                                  12th Floor, Packard Building
                                  111 South 15th Street
                                  Philadelphia, Pennsylvania 19102
                                  Fax: (215) 977-2334
                                  Attention:  Jason M. Shargel, Esq.

or such other address as a Purchaser or the subsequent holder of any Debenture initially issued to a Purchaser may designate to the Company in writing, or such other address as the Company may in writing designate to Purchasers or to a subsequent holder of the Debenture initially issued to Purchasers, provided, however, that a notice sent by overnight air courier shall only be effective if delivered at a street address designated for such purpose by such person and a notice sent by facsimile communication shall only be effective if made by confirmed transmission at a telephone number designated for such purpose by such person or, in either case, as a Purchaser or a subsequent holder of any Debentures initially issued to a Purchaser may designate to the Company in writing or at a telephone number herein set forth in the case of the Company.

Section 11.4      Successors and Assigns.

         Purchaser's interest in this Agreement, the Debentures and the other Operative Documents may be endorsed, assigned and/or transferred by such Purchaser, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Lender under all of the same to the extent transferred and assigned. The Company shall not assign any of its rights nor delegate any of its duties under this Agreement or any of the other Operative Documents by operation of law or otherwise without the prior express written consent of Purchaser, and in the event the Company obtains such consent, this Agreement and the other Operative Documents shall be binding upon such assignee.

Section 11.5      Survival of Covenants and Representations.

         All representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, shall survive the closing and the delivery of this Agreement and the Closing Date, and shall be extinguished and eliminated on the day that is eighteen (18) months after the Closing Date, except that the representations and warranties of the Company set forth in Sections 2.11, 2.17, 2.27 and 2.28 shall survive until the expiration of the applicable statutes of limitation. All covenants made by the Company herein shall survive the closing and delivery of this Agreement and the Operative Documents in accordance with their respective terms so long as any amounts are outstanding under the Debentures.

Section 11.6      Severability.

         Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may for any reason, be hereafter declared invalid or unenforceable.

Section 11.7      Governing Law.

         This Agreement and the Debentures issued and sold hereunder shall be governed by and construed in accordance with Tennessee law, without regard to its conflict of law rules.

Section 11.8      Captions; Counterparts.

         The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 11.9      Entire Agreement.

         This Agreement constitutes the entire agreement of the parties with regard to the sale of the Debentures.

         IN WITNESS WHEREOF, the parties hereto have caused this Debenture Purchase Agreement to be executed and delivered by their duly authorized officers as of the date first written above.

                       COMPANY:

                       BERGER HOLDINGS, LTD.


                       By:      /s/ Theodore A. Schwartz
                                ----------------------------------------
                                Name:  Theodore A. Schwartz
                                       ---------------------------------
                                Title: C.E.O.
                                       ---------------------------------


                       PURCHASERS:

                       SIRROM CAPITAL CORPORATION
                       d/b/a TANDEM CAPITAL


                       By:      /s/ Craig Macnab
                                ---------------------------------------------
                                Craig Macnab, Vice President



                       ARGOSY INVESTMENT PARTNERS, L.P.
                       By:      Argosy Associates, L.P., its general partner
                       By:      Argosy Associates, Inc., its general partner


                                Name:  John Paul Kirwin III
                                       --------------------
                                Title: Vice President
                                       --------------------

               List of Schedules -- Debenture Purchase Agreement

Schedule 2.1(a) -- States in Which Company is Qualified
Schedule 2.1(b) -- Subsidiaries
Schedule 2.1(c) -- SBA Affiliates
Schedule 2.2(a) -- Preemptive Rights, Right of First Refusal, Antidilution
                   Rights
Schedule 2.2(b) -- Options, Warrants and Other Rights
Schedule 2.3 -- Consents
Schedule 2.7 -- Absence of Changes
Schedule 2.8 -- Defaults
Schedule 2.10 -- Litigation
Schedule 2.11 -- Taxes
Schedule 2.12(i) -- Indebtedness
Schedule 2.12(ii) -- Interested Officers or Directors
Schedule 2.12(iii) -- Guaranties and Indemnities
Schedule 2.13 -- Title
Schedule 2.14 -- Proprietary Information
Schedule 2.14(b)(i) -- Intellectual Property
Schedule 2.14(b)(ii) -- Intellectual Property
Schedule 2.15 -- Debt
Schedule 2.16(i) -- Material Contracts
Schedule 2.16(ii) -- Material Contracts
Schedule 2.21 -- Regulatory Compliance
Schedule 2.24 -- Registration Rights
Schedule 2.25 -- Insurance
Schedule 2.27 -- Employees
Schedule 2.28 -- ERISA
Schedule 2.31 -- Acquisition Agreement
Schedule 5.1 -- Use of Proceeds
Schedule 5.12(a) -- Key Item Report
Schedule 5.13 -- Debt to be Incurred Contemporaneously with Closing or Shortly
                 Thereafter
Schedule 5.14 -- Guaranties
Schedule 5.23 -- Key Executives
Schedule 6.1 -- Senior Indebtedness

                                  EXHIBIT A-1

                               FORM OF DEBENTURE

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS, OR (ii) IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY REGISTRATION UNDER THE SECURITIES ACT OR SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH TRANSFER.

                             Berger Holdings, Ltd.

              12.25% Subordinated Debenture Due January __, 2003

No. R-1                                                          January _, 1998
$[2,000,000]

         For value received, Berger Holdings, Ltd., a Pennsylvania corporation (the "Company"), hereby promises to pay to [Sirrom Capital Corporation at Tandem Capital, Inc., 500 Church Street, Suite 200, Nashville, Tennessee 37219, or registered assigns,] on the __ day of January, 2003, the principal amount of [Two Million Dollars ($2,000,000)] and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of (a) 12.25% per annum from the date hereof until [the third anniversary of the date of issuance,] and (b) 20% per annum from January __, 2001, until maturity, payable quarterly on the first day of each February, May, August, and November in each year, commencing February 1, 1998, and at maturity. The Company agrees to pay interest (computed on the same basis) on overdue principal and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the stated rate plus 3% per annum (or, in each case, at the highest rate permitted by applicable law, whichever is less) until paid.

         Both the principal hereof and interest hereon are payable to the order of the holder hereof at its address registered on the books of the Company or by federal funds wire transfer to a bank account designated in writing by the holder to the Company in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts. If any amount of principal, premium, if any, or interest on or in respect of this Debenture becomes due and payable on any date which is not a Business Day, such amount shall be payable on the next preceding Business Day. "Business Day" means any day other than a Saturday, Sunday, statutory holiday or other day on which banks in Tennessee are required by law to close or are customarily closed.

         This Debenture is one of the 12.25% Subordinated Debentures due January _, 2003 of the Company in the aggregate principal amount of $2,500,000, issued under and pursuant to the terms and provisions of the Debenture Purchase Agreement, dated as of December __, 1997 (the

"Debenture Agreement"), entered into by the Company with the original purchasers referred to therein, and this Debenture and the holder hereof are entitled, equally and ratably with the holders of all other Debentures outstanding under the Debenture Agreement, to all the benefits provided for thereby or referred to therein, and to which Debenture Agreement reference is hereby made for all such terms and provisions.

         This Debenture is subordinated to certain other indebtedness of the Company to the extent and with the effect set forth in the Debenture Agreement.

         If an Event of Default, as defined in the Debenture Agreement, occurs and is continuing, the principal of this Debenture and the other Debentures outstanding under the Debenture Agreement may be declared due and payable in the manner and with the effect provided in the Debenture Agreement.

         This Debenture is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company at 805 Pennsylvania Blvd., Feasterville, Pennsylvania 19053, or such other address as the Company shall have advised the holders of the Debenture in writing, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Debenture or its attorney duly authorized in writing and in accordance with the provisions of Section 7.2 of the Debenture Agreement. Payment of or on account of principal, premium, if any, and interest on this Debenture shall be made only to or upon the order in writing of the registered holder.

         If the indebtedness represented by this Debenture or any part thereof is placed in the hands of attorneys for collection after an Event of Default, or the enforcement of any rights under the Debenture Agreement, the Company agrees to pay the principal, premium if any, and interest due and payable hereon, and an amount equal to all costs of collecting this Debenture, including reasonable attorneys' fees and expenses.

         This Debenture and said Debenture Agreement are governed by and construed in accordance with the laws of Tennessee.

[Corporate Seal]                            BERGER HOLDINGS, LTD.

ATTEST:
                                            By:
______________________________              __________________________________
Secretary                                   Joseph F. Weiderman, President

                                  EXHIBIT A-2
                                FORM OF WARRANT


                                 See attached

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

Warrant No. S-1

                            STOCK PURCHASE WARRANT


         This Warrant is issued this __ day of January, 1998, by BERGER HOLDINGS, LTD., a Pennsylvania corporation (the "Company"), to SIRROM CAPITAL CORPORATION d/b/a Tandem Capital, a Tennessee corporation ("Tandem" which, together with any subsequent assignee or transferee hereof is hereinafter referred to collectively as "Holder" or "Holders").


                                  AGREEMENT:

         1. Issuance of Warrant; Term. For and in consideration of SIRROM CAPITAL CORPORATION d/b/a Tandem Capital, purchasing from the Company its 12.25% Subordinated Debenture due January __, 2003, in the initial principal amount of [Two Million Dollars] (the "Debenture") pursuant to the terms of a Debenture Purchase Agreement, dated December __, 1997 among the Company, Tandem and Argosy Investment Partners, L.P. ("Argosy") (the "Debenture Purchase Agreement"), and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby grants to Holder the right to purchase [Two Hundred Forty Thousand (240,000)] shares of the Company's common stock, par value $.01 per share (the "Common Stock"). The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." The number of such shares and the Exercise Price (as defined below) are subject to adjustment as provided herein. The term "Warrant" as used herein includes this Warrant and any warrants delivered in exchange therefor as provided herein. This Warrant shall be exercisable at any time and from time to time during the term commencing on the date hereof and ending at 5:00 p.m. Eastern time on January __, 2003.

         2. Exercise Price. The exercise price (the "Exercise Price") per share for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be Four Dollars and Twenty-Five Cents ($4.25), as adjusted from time to time pursuant to Section 7 hereof.

         3. Exercise.

            (a) Manner of Exercise. This Warrant may be exercised by the Holder hereof (but only on the conditions hereinafter set forth) as to all or any increment or increments of one hundred (100) Shares (or the balance of the Shares if less than 100), upon delivery to the Company at the following address: 805 Pennsylvania Blvd., Feasterville, Pennsylvania 19053 or such other address as the Company shall designate in a written notice to the Holder hereof, of the Notice of Exercise in the form of Annex A hereto, duly completed and executed on behalf of the Holder, together with this Warrant and payment to the Company of the aggregate Exercise Price of the Shares so purchased. The Exercise Price shall be payable, at the option of the Holder,
(i) by certified or bank check, (ii) by the surrender by the Holder for cancellation of Debentures or any portion thereof having an outstanding principal balance at least equal to the aggregate Exercise Price, or (iii) by a combination of (i) and (ii) above. Upon exercise of this Warrant as aforesaid, the Company shall as promptly as practicable, and in any event within ten (10) days thereafter, execute and deliver to the Holder of this Warrant a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised in such names and denominations as are requested by such Holder. If this Warrant shall be exercised with respect to less than all of the Shares, the Holder shall be entitled to receive a new Warrant covering the number of Shares in respect of which this Warrant shall not have been exercised, which new Warrant shall in all other respects be identical to this Warrant. The Company covenants and agrees that it will pay when due any and all state and federal issue taxes which may be payable in respect of the issuance of this Warrant or the issuance of any Shares upon exercise of this Warrant.

            (b) Conversion Rights. In lieu of exercising this Warrant pursuant to Section 3(a) above, the Holder shall have the right to require the Company to convert this Warrant, in whole or in part and at any time or times into Shares (the "Conversion Right"), upon delivery to the Company at its address in Section 3(a) or such other address as the Company shall designate in a written notice to the Holder hereof, of the Notice of Exercise, with the election to convert duly completed and executed on behalf of the Holder, together with this Warrant. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price) that number of Shares which is equal to the quotient obtained by dividing (x) the net value of the number of Shares into which this Warrant is being converted at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price for the Shares into which this Warrant is being converted immediately prior to the exercise of the Conversion Right from a number equal to the product of (i) the Fair Market Value (as such term is defined in Section 7(e)) per share as at such time, multiplied by (ii) that number of Shares purchasable upon exercise of this Warrant (or portion hereof that is being converted at the time the Conversion Right is exercised) immediately prior to the exercise of the Conversion Right (taking into account all applicable adjustments pursuant to Section 7)), by (y) the Fair Market Value per share. Any references in any Warrants to the "exercise" of this Warrant, and the use of the term exercise herein, shall be deemed to include (without limitation) any exercise of the Conversion Right.

         4. Covenants and Conditions. The above provisions are subject to the following:

            (a) Securities Laws Compliance. Neither this Warrant nor the Shares have been registered under the Securities Act of 1933, as amended ("Securities Act") or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale in violation of the registration provisions of the Securities Act; [except for the transfer of the Warrant to one or more wholly-owned subsidiaries of Sirrom Capital Corporation, which subsidiary(s) shall be an "accredited investor," as defined in Rule 501(a) under the Securities Act], this Warrant may not be sold or otherwise transferred without
(i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws (the Company hereby acknowledges that [Sherrard & Roe, PLC] is acceptable counsel). Transfer of the Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

          THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH ACT AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

The Holder hereof and the Company agree to execute such other documents and instruments as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any Shares of Common Stock issued upon exercise hereof with applicable federal and state securities laws.

            (b) Covenants of the Company. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise of this Warrant will, upon issuance and payment therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, liens, charges with respect to the issuance thereof. The Company further covenants that it shall at all times during the term of this Warrant reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant and, from time to time, will take all steps necessary to amend its Articles of Incorporation to provide sufficient reserves of shares of its Common Stock for issuance upon exercise of the Warrant.

         5. Transfer of Warrant.

            (a) Warrant Register. The Company will maintain a warrant register containing the names and address of the Holder or Holders. Any Holder of this Warrant or any portion thereof may change its address as shown on the warrant register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by registered or certified mail to such Holder as shown on the warrant register and at the address shown on the warrant register. Until this Warrant is transferred on the warrant register of the Company, the Company may treat the Holder as shown on the warrant register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

            (b) Transferability. Subject to compliance with the provisions of
Section 4(a) hereof, this Warrant may be transferred, in whole or in part, to any person, by presentation of the

Warrant to the Company together with the Notice of Assignment in the form of Annex B hereto, duly endorsed for transfer. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee(s) and in the denominations specified in such instructions in the Assignment Form. The Company shall pay all expenses incurred by it in connection with the preparation, issuance and delivery of new Warrants under this Section 5.

         6. Warrant Holder Not Shareholder; Rights Offering. Except as otherwise provided herein, this Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company. Notwithstanding the foregoing, if the Company should offer to all of the Company's shareholders the right to purchase any securities of the Company, then all Shares of Common Stock that are subject to this Warrant shall be deemed to be outstanding and owned by the Holder and the Holder shall be entitled to participate in such rights offering.

         7. Adjustment of Exercise Price and Number of Shares Issuable. The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as follows:

            (a) Stock Splits, Recapitalization, Etc. If all or any portion of this Warrant shall be exercised subsequent to any stock split, stock dividend, recapitalization, combination of shares of the Company, or other similar event occurring after the date hereof, then the Holder exercising this Warrant shall receive, for the aggregate price paid upon such exercise, the aggregate number and class of shares which such Holder would have received if this Warrant had been exercised immediately prior to the record date for such stock split, stock dividend, recapitalization, combination of shares, or other similar event.

            (b) Merger, Etc. If the Company at any time merges or consolidates with or into any other corporation or enters into a similar transaction (other than a merger in which the Company is the surviving corporation and in connection with which there is no reclassification or other change in the Common Stock or other securities of the Company or any issuance of stock, securities or property to the holders of its outstanding shares of Common Stock), then the Company shall notify the Holder of any such event and, effective upon the record or other date of determination of persons affected by such merger, consolidation or similar transaction, the securities which the Holder would be entitled to receive on the exercise hereof shall include the kind and amount of securities, cash and property that would have been held by the Holder if on such determination date the Holder had been the holder of record of the securities, cash and properties issuable upon exercise of the Warrant on such determination date (or the right thereto prior to the effective date thereof). In the event of any merger, consolidation or similar transaction referred to. above in this Section 7(b), the Company shall, and shall cause any successor corporation as a condition precedent to such transaction to, execute and deliver to each Holder a new Warrant (i) providing that the owner of such Warrant, upon exercise thereof, shall have the right to purchase the securities as adjusted as described above, and (ii) containing provisions for subsequent adjustments in a manner and on terms as nearly equivalent as may be practicable to the adjustments provided for in this
Section 7(b).

            (C) Adjustment on Certain Dilutive Issues.

                  (i) Definitions. For purposes of this Section 7(c), the following definitions apply:

                           (1) "Options" shall mean rights, options, or
                  warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (as defined below), except for (A) currently exercisable options and warrants to purchase an aggregate of 1,539,248 shares of Common Stock outstanding on January __,1998 (the "Outstanding Options"); (B) options to purchase an aggregate of 1,270,000 shares of Common Stock granted or provided for but not exercisable as of January _, 1998 (the "Agreed Options"),
                  (C) rights or options to acquire up to an aggregate of 250,000 shares of Common Stock which may be granted to employees, directors or consultants to the Corporation at an exercise price of no less than the Fair Market Value (as defined in Section 5(h) below) on the date of grant (the "Future Options") and (D) warrants to purchase an aggregate of 350,000 shares of Common Stock granted and reserved for issuance on January _, 1998 (the "Current Warrants").

                           (2) "Convertible Securities" shall mean any
                  evidences of indebtedness, shares of stock (other than Common Stock and the Company's Series A Convertible Preferred Stock (the "Series A Preferred") or other securities convertible into or exchangeable for Common Stock.

                           (3) "Additional Shares of Common Stock" shall mean
                  all shares of Common Stock issued (or deemed to be issued pursuant to Section 7(c)(iii)) by the Corporation after January _, 1998, other than shares of Common Stock issued or issuable upon (i) upon conversion of shares of Series A Preferred Stock or as a dividend or distribution on Series A Preferred Stock, (ii) upon the exercise of the Outstanding Options; (iii) upon the exercise of the Agreed Options, (iv) upon the exercise of any ISOs, or (y) upon the exercise of the Current Warrants.


                  (ii) Adjustment of Exercise Price. In the event that the consideration per share (determined pursuant to Section 7(c)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Exercise Price in effect on the date of, and immediately prior to, the issue of such Additional Share of Common Stock, then the Exercise Price and the number of shares shall be adjusted as provided herein.

                  (iii) Issue of Options and Convertible Securities. In the event the Company at any time or from time to time after the Warrant Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that Additional Shares of Common

Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 7(c)(v) hereof) of such Additional Shares of Common Stock would be less than the Exercise Price in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                           (1) no further adjustments in the Exercise Price
                  shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                           (2) if such Options or Convertible Securities by
                  their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or decrease or increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange thereof, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities, provided, however, that no such adjustment of the Exercise Price shall affect Common Stock previously issued upon exercise or conversion of this Warrant;

                           (3) upon the expiration of any such Options or any
                  rights of conversion or exchange under such Convertible Securities that shall not have been exercised, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                               (a) in the case of Convertible Securities or
                  Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities that were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange, and

                               (b) in the case of Options for Convertible
                  Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company (determined pursuant to Section

                  7(c)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                           (4) no readjustment pursuant to Section
                  7(c)(iii)(2) or (3) above shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (a) the Exercise Price prior to the initial adjustment to which the readjustment applies, or (b) the Exercise Price that would have resulted from any issuance of Additional Shares of Common Stock between the date of the initial adjustment date and such readjustment date; and

                           (5) in the event of any change in the number of
                  shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, a change resulting from the antidilution provisions thereof, the Exercise Price then in effect shall forthwith be readjusted to such Exercise Price as would have been obtained had the adjustment which was initially made upon the issuance of such unexercised Option or unconverted Convertible Security, been made upon the basis of such subsequent change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

                  (iv) Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. In the event the Company at any time after the Warrant Issue Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 7(c)(iii)), without consideration or for a consideration per share less than the Exercise Price in effect on the date of and immediately prior to such issue, then and in such event, the Exercise Price shall be reduced to a price (calculated to the nearest cent) determined by multiplying the then current Exercise Price by a fraction the numerator of which shall be the sum of

                           (A) the number of shares of Common Stock
                  outstanding immediately prior to such issue, plus

                           (B) the number of shares of Common Stock which the
                  aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Exercise Price in effect immediately prior to such issuance and the denominator of which shall be the sum of

                           (x) the number of shares of Common Stock
                  outstanding immediately prior to such issue, plus

                           (y) the number of such Additional Shares of Common
                  Stock so issued.

For the purpose of the above calculation, the number of shares of Common Stock outstanding shall be calculated on a fully diluted basis, as if all shares of Series A Preferred and all other Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance, and any outstanding warrants, options or other rights for the purchase of shares of stock or

Convertible Securities had been fully exercised immediately prior to such issuance, and the resulting securities fully converted into shares of Common Stock, if so convertible as of such date. This calculation shall not include, however, any Additional Shares of Common Stock issuable with respect to this Warrant or to shares of Series A Preferred, Convertible Securities or outstanding options, warrants or other rights for the purchase of shares or Convertible Securities, solely as a result of adjustment of the Exercise Price resulting from the issuance of Additional Shares of Common Stock causing such adjustment.

         The provisions of this Section 7(c)(iv) do not apply if the provisions of any of Section 7(a) or (b) apply.

         (v) Determination of Consideration. The consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

                           (1) Cash, Property, and Other Consideration. Such
                  consideration shall:

                              (a) insofar as it consists of cash, be computed as
                  the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

                              (b) insofar as it consists of property, services,
                  or other consideration other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                              (c) in the event Additional Shares of Common Stock
                  are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of the consideration so received, computed as provided in clauses (a) and (b) above, as is determined in good faith by the Board of Directors.

                           (2) Options and Convertible Securities. The
                  consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Options and Convertible Securities, shall be deemed to be the sum of the consideration paid for such Option or Convertible Security, if any, plus the lowest consideration per share then payable upon the exercise of Options, as set forth in the instruments relating to such Options, or Convertible Securities, without regard to any provision contained therein designed to protect against dilution. If Options or Convertible Securities are issued together with other securities or instruments of the Company, the Board of Directors shall determine in good faith the amount of consideration paid for such Option or Convertible Securities.

                  (d) Certificate as to Adjustments. In each case of any adjustment or readjustment pursuant to Section 7(a)-(c) of the Exercise Price or the number of shares issuable pursuant to this Warrant, the Company shall forthwith notify the Holder or Holders of this Warrant of each such adjustment, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated.

                  (e) No Fractional Shares; Fair Market Value. If any adjustment pursuant to Section 7(a) - (c) would create a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares subject to this Warrant shall be the next higher number of shares, rounding all fractions upward. "Fair Market Value" per share of Common Stock shall mean (i) in the case of a security listed or admitted to trading on any securities exchange, the last reported sale price, regular way (as determined in accordance with the practices of such exchange), on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day (and in the case of a security traded on more than one national securities exchange, at such price or such average, upon the exchange on which the volume of trading during the last calendar year was the greatest), (ii) in the case of a security not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation service designated by the Company, (iii) in the case of a security not then listed or admitted to trading on any securities exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or the Wall Street Journal, or if there are no bids and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported, and (iv) in the case of a security determined by the Company's Board of Directors as not having an active quoted market or in the case of other property, such fair market value as shall be determined by the Board of Directors.

         8. Certain Notices. In case at any time the Company shall propose to:

                  (a) declare any cash dividend upon its Common Stock;

                  (b) declare any dividend upon its Common Stock payable in stock or make any special dividend or other distribution to the holders of its Common Stock;

                  (c) offer for subscription to the holders of any of its Common Stock any additional shares of stock in any class or series or other rights;

                  (d) reorganize, or reclassify the capital stock of the Company, or consolidate, merge or otherwise combine with, or sell of all or substantially all of its assets to, another corporation;

                  (e) voluntarily dissolve, liquidate or wind up of the affairs of the Company; or

                  (f) redeem or purchase any shares of its capital stock or securities convertible into its capital stock;

then, in any one or more of said cases, the Company shall give to the Holder of the Warrant, by certified or registered mail, (i) at least twenty (20) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, and (ii) in the case of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Any notice required by clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto, and any notice required by clause (ii) shall specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

         9. Registration Rights. The shares of Common Stock issuable upon exercise of this Warrant shall be "Registrable Securities" under that certain Registration Rights Agreement, dated as of the Warrant Issue date, among the Company, Tandem and Argosy, and the Holder of this Warrant shall be entitled to the benefits of the Registration Rights Agreement in accordance with its terms.

         10. Governing Law and Amendments. The corporate law of Pennsylvania shall govern all issues concerning the relative rights of the Company and the holders of its Common Stock. [In all other matters, this Warrant shall be construed and enforced under the laws of the State of Tennessee. No amendment or modification hereof shall be effective except in a writing executed by each of the Company and the Holder.

         11. Equity Participation. This Warrant is issued in connection with the Debenture Purchase Agreement. It is intended that this Warrant constitute an equity participation under and pursuant to T.C.A. Section 47-24-101, et. seg. and that equity participation be permitted under said statutes and not constitute interest on the Debenture. If under any circumstances whatsoever, fulfillment of any obligation of this Warrant, the Debenture Purchase Agreement, or any other agreement or document executed in connection with the Debenture Purchase Agreement, shall violate the lawful limit of any applicable usury statute or any other applicable law with regard to obligations of like character and amount, then the obligation to be fulfilled shall be reduced to such lawful limit, such that in no event shall there occur, under this Warrant, the Debenture Purchase Agreement, or any other document or instrument executed in connection with the Debenture Purchase Agreement, any violation of such lawful limit, but such obligation shall be fulfilled to the lawful limit. If any sum is collected in excess of the lawful limit, such excess shall be applied to reduce the principal amount of the Debenture.

         IN WITNESS WHEREOF, Berger Holdings, Ltd. has caused this Warrant to be executed by its duly authorized officer as of the date first above written.


                                 BERGER HOLDINGS, LTD.

                                 By: _____________________________________

                                    Name: ________________________________

                                    Title: _______________________________


HOLDER:

SIRROM CAPITAL CORPORATION
d/b/a Tandem Capital

By: ____________________________________
    Craig Macnab, Vice President

                                    ANNEX A

                              NOTICE OF EXERCISE

To: BERGER HOLDINGS, LTD.

         (1) The undersigned hereby:

             [Initial and complete one]

         (a)____ elects to purchase ___ shares of Common Stock of BERGER HOLDINGS, LTD., pursuant to the provisions of Section 3(a) of the attached Warrant, and tenders herewith payment of the purchase price in full for such shares in the amount of $____________; or

         (b)____ elects to exercise this Warrant for the purchase of ____ shares of Common Stock, pursuant to the conversion right set forth in Section 3(c) of the attached Warrant.

          (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon conversion thereof are being acquired solely for the account of the undersigned, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

          (3) Please issue a certificate(s) representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                                             ___________________________________
                                             (Name)

                                             ___________________________________
                                             (Name)

          (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or in such other name as is specified below:

                                             ___________________________________
                                             (Name)

          ________________________________   ___________________________________
          (Date)                            (Signature)

                                    ANNEX B

                                ASSIGNMENT FORM

         FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock set forth below:


Name of Assignee                  Address                        No. of Shares







and does hereby irrevocably constitute and appoint Attorney _________________ to make such transfer on the books of BERGER HOLDINGS, LTD., maintained for the purpose, with full power of substitution in the premises.

         The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof or conversion thereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof or conversion thereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale in violation of the registration provisions of the Securities Act or any state securities laws.

Dated: ___________________________

                                     __________________________________
                                     Signature of Holder

                                   EXHIBIT C
                             OFFICER'S CERTIFICATE


         The undersigned, Joseph F. Weiderman, the duly elected and authorized President of Berger Holdings, Ltd., a Pennsylvania corporation (the "Company"), does hereby certify pursuant to Section 4.2 of that certain Debenture Purchase Agreement (the "Debenture Agreement"), dated December ___, 1997 among the Company and Sirrom Capital Corporation d/b/a Tandem Capital and Argosy Investment Partners, L.P., as follows:

         1. The representations and warranties of the Company contained in the Debenture Agreement were true and correct when made and are true and correct on the date hereof as if made on and as of the date hereof, except as such representations and warranties expressly relate to a specific date.

         2. The Company has performed and complied with all covenants and agreements and conditions contained in the Debenture Agreement required to be performed or complied with by it prior to or at the time of delivery hereof.

         3. Since December __, 1997, no change has occurred in the condition, financial or otherwise, or prospects of the Company or any Subsidiary which, either individually or in the aggregate, would have a Materially Adverse Effect (as defined in the Debenture Agreement).

         4. On the date hereof, the Company consummated the acquisition of _____ ___, a _________ corporation pursuant to the terms of that certain [Acquisition Agreement] dated December ___, 1997 between the Company and
____________.

         Capitalized terms used herein which are defined in the Debenture Agreement will have the same meaning as provided therein.


         IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate this ___ day of _______________, 199__.



                                               _________________________________
                                               Joseph F. Weiderman, President

                                   EXHIBIT D
                        FORM OF SECRETARY'S CERTIFICATE


         The undersigned, ______________, the duly elected and authorized Secretary of Berger Holdings, Ltd., a Pennsylvania corporation (the "Company"), does hereby certify pursuant to Section 4.3 of that certain Debenture Purchase Agreement (the "Debenture Agreement"), dated December -, 1997, by and among the Company and Sirrom Capital Corporation d/b/a Tandem Capital and Argosy Investment Partners, L.P., as follows:

         1. There has not been any amendment or other document affecting the Articles of Incorporation of the Company filed with the Secretary of State of Pennsylvania since [date of certified Articles delivered at Closing], or any action contemplating any such amendment, other than the Statement with Respect to Shares.

         2. No proceedings looking toward the liquidation or dissolution of the Company or threatening the existence of the Company are pending or contemplated by the Company.

         3. Attached hereto as Exhibit D-1 is a true, complete and correct copy of the Bylaws of the Company, as amended and/or restated, as such Bylaws are in full force and effect on the date hereof.

         4. Attached hereto as Exhibit D-2 is a true, complete and correct copy of the resolutions duly adopted by the Board of Directors of the Company [at a meeting held on _______________] OR [by written consent dated _________], authorizing the issue and sale of the Debentures and the grant of the Warrants, the execution and delivery of the Debenture Agreement and the Warrants, and the consummation of the transactions contemplated thereby, and such resolutions are in full force and effect on the date hereof and have not been rescinded or modified in any respect.

         5. The following persons are the duly elected, qualified and acting officers of the Company authorized to execute and deliver on behalf of the Company, the Debenture Agreement and the other documents and instruments to be executed by the Company in connection with the transactions contemplated by the Debenture Agreement, and the signature of each person set forth opposite his/her name is his/her genuine signature:

 Name                                     Office          Signature
 ----                                     ------          ---------

Joseph F. Weiderman                      President     ________________________

_______________________________          Secretary     ________________________